Exhibit 99.2

SUPPLEMENTAL FINANCIAL, OPERATING, &
PROPERTY INFORMATION

FOURTH QUARTER AND YEAR ENDED

DECEMBER 31, 2010

Conference Call Information:

Thursday, February 3, 2011

3:00PM Eastern Time/12:00PM Noon Pacific Time

Number: (719) 325-4898

Confirmation Code: 5725824

385 EAST COLORADO BOULEVARD, SUITE 299

PASADENA, CALIFORNIA  91101

(626) 578-9693

www.labspace.com

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Table of Contents

December 31, 2010

(Unaudited)

This Supplemental Financial, Operating, & Property Information package includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  You can identify the forward-looking statements by their use of forward-looking words, such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates,” or the negative of those words or similar words.  Our actual results may differ materially from those projected in such forward-looking statements.  Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully complete and lease our existing space held for redevelopment and new properties acquired for that purpose and any properties undergoing development, our failure to successfully operate or lease acquired properties, decreased rental rates or increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, general and local economic conditions, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”).  All forward-looking statements are made as of February 2, 2011, the date this Supplemental Financial, Operating, & Property Information package is first made available on our website, and we assume no obligation to update this information.  For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

This Supplemental Financial, Operating, & Property Information package is not an offer to sell or solicitation to buy securities of Alexandria Real Estate Equities, Inc.  Any offers to sell or solicitations to buy securities of Alexandria Real Estate Equities, Inc. shall be made only by means of a prospectus approved for that purpose.  Unless otherwise indicated, the “Company,” “we,” “us,” and “our” refer to Alexandria Real Estate Equities, Inc. and its consolidated subsidiaries.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Company Profile

December 31, 2010

The Company

Alexandria Real Estate Equities, Inc. (the “Company” or “Alexandria”), a self-administered and self-managed real estate investment trust (“REIT”), is the largest owner and preeminent REIT focused principally on science-driven cluster formation. Our operating platform is based on the principle of “clustering” with high-quality assets and operations located adjacent to life science entities driving growth and technological advances. The Company has significant real estate assets adjacent to key life science entities which we believe results in higher occupancy levels, longer lease terms, higher rental income, and higher returns.  These locations are in the best submarkets in each of the top life science cluster destinations, including San Francisco and San Diego, California; Greater Boston; New York City, New Jersey, and Suburban Philadelphia; Southeast; Suburban Washington, D.C.; Seattle, Washington; and international locations. Client tenants include institutional (universities and independent not-for-profit institutions), pharmaceutical, biotechnology, medical device, product, service, and government agencies.  The Company was founded in 1994 by Jerry M. Sudarsky and Joel S. Marcus and the Company executed its initial public offering in 1997.  Alexandria is the leading life science real estate company and is known for its very well located high-quality environmentally sustainable real estate, technical infrastructure, and unique expertise it provides to its broad and diverse high-quality life science industry client tenant base.

Management

Alexandria’s executive and senior management team is highly experienced in the REIT industry (with both real estate and life science experience and expertise) and is the most accomplished team focused on providing high-quality environmentally sustainable real estate, technical infrastructure, and unique expertise to the broad and diverse life science industry. Our deep and talented team has decades of real estate and life science industry experience. We believe that our expertise, experience, reputation, and key life science relationships provide Alexandria significant competitive advantages in attracting new business opportunities. Our management team also includes highly experienced regional market directors averaging over 20 years of real estate experience and 10 years with Alexandria. Our regional market directors have significant experience, expertise, as well as valuable relationships that enable Alexandria to develop long-term relationships with preeminent life science entities.

Strategy

Alexandria’s primary business objective is to maximize stockholder value by providing its stockholders with the greatest possible total return based on a multi-faceted platform of internal and external growth. The key elements to our strategy include our consistent focus on high-quality assets and operations in the top life science cluster destinations with our properties located adjacent to life science entities driving growth and technological advances within each cluster. These adjacency locations are characterized by high barriers to entry and exit, limited supply of available space, and represent highly desirable locations for tenancy to life science entities. Alexandria’s strategy also includes leveraging on its deep and broad life science and real estate relationships in order to attract new and leading life science client tenants and value-added real estate opportunities through acquisitions, redevelopment, and development.

Summary (as of December 31, 2010)

Corporate headquarters	Pasadena, California
Markets	San Francisco Bay, San Diego, Greater Boston, NYC/New Jersey/Suburban Philadelphia, Southeast, Suburban Washington, D.C., Seattle, and International
Fiscal year-end	December 31
Total properties	167
Total rentable square feet	13.7 million
Common shares outstanding	55.0 million
Dividend – quarter/annualized	$0.45/$1.80
Closing dividend yield – annualized	2.5%
Total market capitalization	$7.0 billion

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Investor Information

December 31, 2010

Executive/Senior Management

Joel S. Marcus	Chairman, Chief Executive Officer, & Founder	Thomas J. Andrews	EVP-Regional Market Director-Greater Boston
Dean A. Shigenaga	SVP, Chief Financial Officer, & Treasurer	John J. Cox	SVP-Regional Market Director-Seattle
James H. Richardson	Director and Senior Management Consultant	John H. Cunningham	SVP-Regional Market Director-NY/Strategic Operations
Jennifer J. Pappas	SVP, General Counsel, & Corporate Secretary	Larry J. Diamond	SVP-Regional Market Director-Mid Atlantic
Peter M. Moglia	Chief Investment Officer	Stephen A. Richardson	EVP-Regional Market Director-San Francisco Bay
Vincent R. Ciruzzi	SVP-Construction and Development	Daniel J. Ryan	SVP-Regional Market Director-San Diego/Strategic Operations
Peter J. Nelson	Senior Management Consultant

Company Information

Corporate Headquarters	Trading Symbols	Information Requests
385 East Colorado Boulevard, Suite 299	New York Stock Exchange (“NYSE”)	Phone:	(626) 396-4828
Pasadena, California 91101	Common stock: ARE	E-mail:	corporateinformation@labspace.com
	Series C preferred stock: ARE-C	Web:	www.labspace.com

Common Stock Data (NYSE: ARE)

	4Q10	3Q10	2Q10	1Q10	4Q09
High trading price	$76.19	$73.89	$75.18	$69.03	$68.24
Low trading price	$65.60	$60.11	$60.48	$55.54	$51.35
Closing stock price, average for period	$71.25	$69.28	$68.80	$62.97	$57.67
Closing stock price, at the end of the quarter	$73.26	$70.00	$63.37	$67.60	$64.29
Dividends per share – annualized	$1.80	$1.40	$1.40	$1.40	$1.40
Closing dividend yield – annualized	2.5%	2.0%	2.2%	2.1%	2.2%
Common shares outstanding at the end of the quarter	54,966,925	54,891,638	49,634,396	43,919,968	43,846,050
Closing market value of outstanding common shares (in thousands)	$4,026,877	$3,842,415	$3,145,332	$2,968,990	$2,818,863

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Equity Research Coverage

December 31, 2010

Argus Research		The Goldman Sachs Group, Inc.		Morningstar
William Eddleman, Jr.	(212) 425-7500	Jonathan Habermann	(917) 343-4260	Jason Ren	(312) 244-7008
		Sloan Bohlen	(212) 902-2796
		Conor Fennerty	(212) 902-4227

Banc of America Securities-Merrill Lynch		Green Street Advisors		RBC Capital Markets
James Feldman	(646) 855-5808	John Stewart	(949) 640-8780	Dave Rodgers	(440) 715-2647
Jeffrey Spector	(646) 855-1363	Michael Knott	(949) 640-8780	Michael Carroll	(440) 715-2649
Andrew Ryu	(646) 855-2926

Barclays Capital		International Strategy & Investment Group Inc		RW Baird
Ross Smotrich	(212) 526-2306	Steve Sakwa	(212) 446-9462	David AuBuchon	(314) 445-6520
Matthew Rand	(212) 526-0248	George Auerbach	(212) 446-9459	Justin Webb	(314) 445-6515
		Gwen Clark	(212) 446-5611

Citigroup Global Markets		JMP Securities		Standard & Poor’s
Michael Bilerman	(212) 816-1383	William Marks	(415) 835-8944	Robert McMillan	(212) 438-9522
Quentin Velleley	(212) 816-6981	Rochan Raichura	(415) 835-3909
Mark Montandon	(212) 816-6243

Cowen and Company		JP Morgan Securities		UBS
James Sullivan	(646) 562-1380	Anthony Paolone	(212) 622-6682	Ross Nussbaum	(212) 713-2484
Michael Gorman	(646) 562-1381	Joseph Dazio	(212) 622-6416	Robert Salisbury	(212) 713-4760

Credit Suisse		Keefe, Bruyette & Woods
Andrew Rosivach	(415) 249-7942	Sheila McGrath	(212) 887-7793
Suzanne Kim	(415) 249-7943	Kristin Brown	(212) 887-7738

Alexandria Real Estate Equities, Inc. is currently covered by the equity research analysts listed above.  This list may not be complete and is subject to change as firms initiate or discontinue coverage of our company.  Please note that any opinions, estimates, or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, forecasts, or predictions of Alexandria Real Estate Equities, Inc. or its management.  Alexandria Real Estate Equities, Inc. does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions, or recommendations.  Interested persons may obtain copies of analysts’ reports on their own as we do not distribute these reports.  Several of these firms may from time-to-time own our stock and/or hold other long or short positions in our stock, and may provide compensated services to us.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Fourth Quarter and Year Ended December 31, 2010 Financial and Operating Results

Highlights
Fourth Quarter 2010:
•

Fourth Quarter 2010 Funds from Operations Per Share (Diluted) Attributable to Alexandria Real Estate Equities, Inc.’s Common Stockholders of $1.11, Before Losses on Early Extinguishment of Debt and Gain on Sales of Property

•	Fourth Quarter 2010 Earnings Per Share (Diluted) Attributable to Alexandria Real Estate Equities, Inc.’s Common Stockholders of $1.52
•	Earnings Guidance Range for FFO per Share (Diluted) for the Year Ended December 31, 2011 of $4.58-$4.68, up 2 Cents Before January 2011 Losses on Early Extinguishment of Debt
•	Increased Quarterly Dividend to $0.45, up 29%, per Common Share for Fourth Quarter 2010
•

Executed 40 Leases for 1,074,000 Rentable Square Feet, Including a 347,000 Rentable Square Foot Campus Lease in San Diego, California and 275,000 Rentable Square Feet of Redevelopment and Development Space; Highest Single Quarter of Leasing Activity in Company History

•	Fourth Quarter 2010 GAAP Rental Rate Increase of 4.3% on Renewed/Released Space
•	GAAP Same Property Revenues Less Operating Expenses up 1.3%
•	Fourth Quarter 2010 Occupancy of Operating Properties Remains Steady at 94%; Fourth Quarter 2010 Occupancy of Operating and Redevelopment Properties at 89%
•	Repaid Three Secured Loans Approximating $63 Million and Repurchased, in Privately Negotiated Transactions, $83 Million of 3.7% Unsecured Convertible Notes
•	Completed Ground-up Development of Alexandria Center™ for Life Science – New York City; 92% Occupancy and 96% Leased; LEED Gold Certified
•

Acquired Five Properties in Various Markets Aggregating Approximately 866,000 Rentable Square Feet for an Aggregate Purchase Price of $282 Million, Including Two Life Science Campuses Aggregating 720,000 Rentable Square Feet

•	Completed Sales of Land Parcels in Mission Bay, San Francisco for Aggregate Sales Price of $278 Million at a Gain of $59 Million

Year Ended December 31, 2010:
•	Total Return Performance of 547% from May 28, 1997 to December 31, 2010, Assuming Reinvestment of All Dividends
•	Positive GAAP Rental Rate Increases on Renewed/Released Space for 12 Consecutive Years
•	Average December 31 Occupancy Percentage for Operating Properties of 95% and Occupancy Percentage for Operating and Redevelopment Properties of 89% from December 31, 1998 to December 31, 2010
•	Positive GAAP Same Property Growth Quarter-to-Quarter for 50 Consecutive Quarters
•

2010 Funds from Operations Per Share (Diluted) Attributable to Alexandria Real Estate Equities, Inc.’s Common Stockholders of $4.40, Before Losses on Early Extinguishment of Debt and Gain on Sales of Property

•	2010 Earnings Per Share (Diluted) Attributable to Alexandria Real Estate Equities, Inc.’s Common Stockholders of $2.19
•	Executed 142 Leases for 2,744,000 Rentable Square Feet, Including 712,000 Rentable Square Feet of Redevelopment and Development Space; Highest Year of Leasing Activity in Company History
•	GAAP Rental Rate Increase of 4.9% on Renewed/Released Space
•	GAAP Same Property Revenues Less Operating Expenses up 0.4%
•	Repaid Eight Secured Loans Approximating $119 Million, Retired Substantially All $240 Million of 8% Unsecured Convertible Notes, and Repurchased $83 Million of 3.7% Unsecured Convertible Notes
•	Acquired Seven Properties in Various Markets Aggregating Approximately 980,000 Rentable Square Feet for an Aggregate Purchase Price of $318 Million
•	Sold One Property and Land Parcels for an Aggregate Sales Price of $290 Million at an Aggregate Gain of $59 Million
•	Completed Redevelopment of Multiple Spaces at Nine Properties Aggregating 303,000 Rentable Square Feet
•	Completed Ground-Up Development of Three Properties Aggregating 553,000 Rentable Square Feet
•	Commenced Ground-Up Development of Two Fully Leased Properties Aggregating 220,000 Rentable Square Feet Pursuant to Long Term Leases
•

Obtained Final Zoning Approval for Alexandria Center™ at Kendall Square Located in East Cambridge, Massachusetts, an 11.3-Acre Development with 1.9 Million Rentable Square Feet of Life Science and Other Space

January/February 2011:
•	Repurchased, in Privately Negotiated Transactions, Additional $43 Million of 3.7% Unsecured Convertible Notes
•	Extended Maturity Date and Increased Commitments on Unsecured Credit Facility from $1.9 Billion to $2.25 Billion

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Fourth Quarter and Year Ended December 31, 2010 Financial and Operating Results

Financial Results

For the fourth quarter of 2010, we reported funds from operations (“FFO”) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders of $58,474,000, or $1.07 per share (diluted), compared to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders of $54,247,000, or $1.09 per share (diluted), for the fourth quarter of 2009.  For the year ended December 31, 2010, we reported FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders of $179,764,000, or $3.52 per share (diluted), compared to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders of $234,696,000, or $5.52 per share (diluted), for the year ended December 31, 2009.  During the year ended December 31, 2010, we recognized losses on early extinguishment of debt of approximately $45.2 million related to the repurchases, in privately negotiated transactions, of approximately $83 million of certain of our 3.70% unsecured convertible notes and the retirement of substantially all $240 million of our 8% unsecured convertible notes.  FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders for the year ended December 31, 2010 excluding the losses on early extinguishment of debt was $224,538,000, or $4.40 per share (diluted).  During the year ended December 31, 2009, we recognized a gain on early extinguishment of debt of approximately $11.3 million related to the repurchase, in privately negotiated transactions, of approximately $75 million of certain of our 3.70% unsecured convertible notes.  Additionally, during the year ended December 31, 2009, we recognized income of approximately $7.2 million for a cash payment related to real estate acquired in November 2007 and we recognized additional rental income of approximately $18.5 million related to a modification of a lease for a property in South San Francisco, California.  FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders for the year ended December 31, 2009 excluding these items was $198,013,000, or $4.65 per share (diluted).  The weighted average number of common stock outstanding for calculating FFO per share (diluted) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders totaled 54,893,410 and 49,547,402 for the fourth quarter of 2010 and 2009, respectively, and 51,043,462 and 42,554,804 for the year ended December 31, 2010 and 2009, respectively.

FFO is a non-GAAP measure widely used by publicly traded real estate investment trusts.  We compute FFO in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) in its April 2002 White Paper and related implementation guidance.  A reconciliation of net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders in accordance with United States generally accepted accounting principles (“GAAP”) to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders is included in the financial information accompanying this press release.  The primary reconciling items between GAAP net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders and FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders is depreciation and amortization expense and gain on sales of property. Depreciation and amortization expense for the three months ended December 31, 2010 and 2009 was $34,551,000 and $29,004,000, respectively.  Depreciation and amortization expense for the year ended December 31, 2010 and 2009 was $126,640,000 and $118,508,000, respectively.  Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders for the fourth quarter of 2010 was $83,243,000, or $1.52 per share (diluted), compared to net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders of $21,650,000, or $0.49 per share (diluted), for the fourth quarter of 2009.  Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders for the year ended December 31, 2010 was $105,941,000, or $2.19 per share (diluted), compared to net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders of $104,974,000, or $2.72 per share (diluted), for the year ended December 31, 2009.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Fourth Quarter and Year Ended December 31, 2010 Financial and Operating Results

Financial Results (continued)

The following table summarizes the significant items noted above that impacted FFO (diluted) during each period presented (in thousands):

	Year Ended		Three Months Ended
	12/31/10	12/31/09	12/31/10	9/30/10	6/30/10	3/31/10	12/31/09
FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – numerator for FFO per share (diluted), as reported	$179,764	$234,696	$58,474	$53,862	$9,840	$53,980	$54,247
Loss (gain) on early extinguishment of debt	45,168	(11,254)	2,372	1,300	41,496	–	–
Cash receipt related to real estate acquired in November 2007	–	(7,242)	–	–	–	–	–
Additional rental income related to modification of lease	–	(18,509)	–	–	–	–	–
Assumed conversion of 8% unsecured convertible notes (1)	–	–	–	–	3,560	–	–
Impact of unvested restricted stock awards	(394)	322	(20)	(11)	(333)	–	–
FFO (diluted), as adjusted	$224,538	$198,013	$60,826	$55,151	$54,563	$53,980	$54,247

Weighted average shares of common stock outstanding for calculating FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – denominator for FFO per share (diluted), as reported (1)	51,043,462	42,554,804	54,893,410	49,864,225	44,904,999	49,654,614	49,547,402
Add: Assumed conversion of 8% unsecured convertible notes	–	–	–	–	4,808,925	–	–
Weighted average shares of common stock outstanding for calculating FFO per share (diluted), as adjusted	51,043,462	42,554,804	54,893,410	49,864,225	49,713,924	49,654,614	49,547,402

FFO per share (diluted), as adjusted	$4.40	$4.65	$1.11	$1.11	$1.10	$1.09	$1.09

(1)

Due to the loss on early extinguishment of debt recognized in the three months ended June 30, 2010, our FFO results for the three months ended June 30, 2010 did not assume conversion of our 8% unsecured convertible notes for FFO per share (diluted) purposes as the impact to FFO per share was antidilutive for the period pursuant to the if-converted method of accounting. Excluding the losses on early extinguishment of debt, the impact of the assumed conversion of our 8% unsecured convertible notes would have been dilutive to FFO (diluted) for the three months ended June 30, 2010. For all periods since issuance of the notes in April 2009, except for the three months ended June 30, 2010, there is no add back for the assumed conversion of our 8% unsecured convertible notes since FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – numerator for FFO per share (diluted), as reported, already assumed conversion of our 8% unsecured convertible notes pursuant to the if-converted method of accounting.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Fourth Quarter and Year Ended December 31, 2010 Financial and Operating Results

Financial Results (continued)

Summary of 2010 FFO per Share (Diluted)

The following table provides a summary of our guidance for 2010 FFO per share (diluted) reconciled to reported FFO per share (diluted) for the year ended December 31, 2010:

Event	2010 FFO per Share (Diluted)

Guidance as reported on April 29, 2010 in connection with our first quarter 2010 earnings call	$4.43

Loss on early extinguishment of debt in June 2010	(0.83)

Guidance as reported on June 15, 2010 upon completion of Exchange Offer	3.60

Loss on early extinguishment of debt in July 2010	(0.03)

Guidance as reported on July 29, 2010 in connection with our second quarter 2010 earnings call	3.57

Follow-on common stock offering in September 2010	–

Guidance as reported on November 3, 2010 in connection with our third quarter 2010 earnings call	3.57

Loss on early extinguishment of debt	(0.05)

FFO per share (diluted), as reported on February 2, 2011 in connection with our fourth quarter and year ended December 31, 2010 earnings call	$3.52

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Fourth Quarter and Year Ended December 31, 2010 Financial and Operating Results

Leasing Activity

For the fourth quarter of 2010, we executed a total of 40 leases for approximately 1,074,000 rentable square feet at 30 different properties (excluding month-to-month leases).  Of this total, approximately 758,000 rentable square feet related to new or renewal leases of previously leased space (renewed/released space) and approximately 316,000 rentable square feet related to developed, redeveloped, or previously vacant space.  Of the 316,000 rentable square feet, approximately 275,000 rentable square feet were related to our development or redevelopment programs, with the remaining approximately 41,000 rentable square feet related to previously vacant space.  Rental rates for these new or renewal leases (renewed/released space) were on average approximately 4.3% higher on a GAAP basis than rental rates for the respective expiring leases.

For the year ended December 31, 2010, we executed a total of 142 leases for approximately 2,744,000 rentable square feet at 71 different properties (excluding month-to-month leases).  Of this total, approximately 1,778,000 rentable square feet related to new or renewal leases of previously leased space and approximately 966,000 rentable square feet related to developed, redeveloped, or previously vacant space.  Of the 966,000 rentable square feet, approximately 712,000 rentable square feet were related to our development or redevelopment programs, with the remaining approximately 254,000 rentable square feet related to previously vacant space.  Rental rates for these new or renewal leases were on average approximately 4.9% higher on a GAAP basis than rental rates for the respective expiring leases.

As of December 31, 2010, approximately 96% of our leases (on a rentable square footage basis) were triple net leases, requiring tenants to pay substantially all real estate taxes, insurance, utilities, common area, and other operating expenses (including increases thereto) in addition to base rent.  Additionally, approximately 93% of our leases (on a rentable square footage basis) provided for the recapture of certain capital expenditures, and approximately 91% of our leases (on a rentable square footage basis) contained effective annual rent escalations that were either fixed or indexed based on the consumer price index or another index.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Fourth Quarter and Year Ended December 31, 2010 Financial and Operating Results

Unsecured Credit Facility

In January 2011, we entered into a third amendment (the “Third Amendment”) to our second amended and restated credit agreement dated October 31, 2006, as further amended on December 1, 2006 and May 2, 2007 (the “Existing Credit Agreement,” and as amended by the Third Amendment, the “Amended Credit Agreement”), with Bank of America, N.A., as administrative agent, and certain lenders. The Third Amendment amended the Existing Credit Agreement to, among other things, increase the maximum permitted borrowings under the credit facilities from $1.9 billion to $2.25 billion, consisting of a $1.5 billion unsecured line of credit (increased from $1.15 billion) and a $750 million unsecured term loan (together the “Unsecured Credit Facility”) and provide an accordion option to increase commitments under the Unsecured Credit Facility by up to an additional $300 million.  Borrowings under the Unsecured Credit Facility will bear interest at LIBOR or the specified base rate, plus in either case a margin specified in the Amended Credit Agreement (the “Applicable Margin”).  The Applicable Margin for LIBOR borrowings under the revolving credit facility was initially set at 2.4%.  The Applicable Margin for the LIBOR borrowings under the unsecured term loan was not amended in the Third Amendment and was 1.0% as of December 31, 2010.

Under the Third Amendment, the maturity date for the unsecured revolving credit facility will be January 2015, assuming we exercise our sole right under the amendment to extend this maturity date twice by an additional six months after each exercise.  The maturity date for the $750 million unsecured term loan remained unchanged at October 2012, assuming we exercise our sole right to extend the maturity date by one year.  The Third Amendment modified certain financial covenants with respect to the Unsecured Credit Facility, including the fixed charge coverage ratio, secured debt ratio, leverage ratio, and minimum book value, and added covenants relating to an unsecured leverage ratio and unsecured debt yield.

Unsecured Convertible Notes

3.7% Unsecured Convertible Notes

In December 2010, we repurchased, in privately negotiated transactions, approximately $82.8 million of our 3.70% unsecured convertible notes at an aggregate cash price of approximately $84.6 million.  As a result of the repurchases, we recognized a loss on early extinguishment of debt of approximately $2.4 million during the fourth quarter of 2010.  In January 2011, we repurchased, in privately negotiated transactions, additional 3.70% unsecured convertible notes aggregating approximately $42.9 million at an aggregate cash price of approximately $44.1 million.  We recognized losses on early extinguishment of debt of approximately $1.2 million during January 2011.  As of February 2, 2011, approximately $259.1 million in principal was outstanding, including $5.4 million of unamortized discount.

8% Unsecured Convertible Notes

In June 2010, we completed an exchange (the “Exchange Offer”) of approximately $232.7 million of our 8% unsecured convertible notes for consideration of 24.1546 shares of our common stock, a cash premium of $180 per $1,000 principal amount of the notes, plus accrued and unpaid interest.  As the Exchange Offer terms provided for an equivalent number of shares of our common stock, per bond, as compared to the existing bondholder conversion option, the Exchange Offer did not by itself impact our total weighted average shares of common stock outstanding for purposes of calculating FFO per share (diluted).  In July 2010, we repurchased, in a privately negotiated transaction, approximately $7.1 million of our 8% unsecured convertible notes for an aggregate cash price of approximately $12.8 million.  Thus, in the Exchange Offer and this privately negotiated transaction, we retired $239.8 million of our 8% unsecured convertible notes (representing substantially all $240 million outstanding principal amount of our 8% unsecured convertible notes).  In connection with the retirement of our 8% unsecured convertible notes, we recognized losses on early extinguishment of debt of approximately $42.8 million for the year ended December 31, 2010.  As of December 31, 2010, $250,000 in principal was outstanding, including $20,000 of unamortized discount.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Fourth Quarter and Year Ended December 31, 2010 Financial and Operating Results

Acquisitions

In August 2010, we announced that we had entered into definitive agreements to acquire three life science properties and other selected assets and interests of privately-held Veralliance Properties, Inc. (“Veralliance”), including continuing services from Veralliance Founder and President, Daniel Ryan and other key management and operational personnel. Veralliance was a San Diego-based corporate real estate solutions company focused on the acquisition, development, and management of office and life science assets in Southern California. The three life science properties, located in San Diego, California, contain an aggregate 161,000 rentable square feet and were acquired for an aggregate purchase price of approximately $50.0 million consisting of approximately $35.2 million in cash and our assumption of two secured loans aggregating approximately $14.8 million. We completed the acquisition of one of these properties in the third quarter of 2010 and completed the acquisitions of the other two properties in the fourth quarter of 2010.

In October 2010, we acquired a life science campus in the San Diego market aggregating approximately 347,000 rentable square feet for approximately $128 million.  The purchase of this life science campus included land supporting the future development of additional life science buildings aggregating approximately 420,000 rentable square feet.  At the time of this acquisition, the campus was subject to a 15-month lease with Biogen Idec Inc.  In December 2010, we executed a new lease for the entire 347,000 rentable square foot campus pursuant to a 20-year lease with Illumina, Inc. (“Illumina”) and, pursuant to the lease, also commenced the ground-up development of a building aggregating approximately 123,000 rentable square feet on the campus.  Illumina has the right to further expand the premises and lease one to three additional buildings that may be built on this campus.

In December 2010, we acquired one property in the San Diego market aggregating approximately 373,000 rentable square feet and one property in the Suburban Washington, D.C. market aggregating approximately 50,000 rentable square feet for approximately $114 million and approximately $14 million, respectively.

Dispositions

In November 2010, we completed sales of land parcels in Mission Bay, San Francisco for an aggregate sales price of approximately $278 million at a gain of approximately $59 million. The sales of the land parcels resulted in a reduction of our preconstruction developable square footage by approximately 2.0 million square feet in the Mission Bay, San Francisco submarket.  The cash proceeds from these sales were used to repay outstanding borrowings under our unsecured line of credit.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Fourth Quarter and Year Ended December 31, 2010 Financial and Operating Results

Earnings Outlook

Based on our current view of existing market conditions and certain current assumptions, we expect our FFO per share (diluted) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders and earnings per share (diluted) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders for the year ended December 31, 2011 will be the midpoint within the following ranges:

2011
FFO per share (diluted)	$4.58 - $4.68
Earnings per share (diluted)	$1.97 - $2.07

The following table provides a summary of our guidance issued for 2011 FFO per share (diluted):

Event	2011 FFO per Share (Diluted)

Guidance range as reported on December 7, 2010 in connection with Form 8-K filing	$4.58 - $4.68

Increase in guidance since December 7, 2010	0.02

Losses on early extinguishment of debt recognized in January 2011	(0.02)

Guidance range as reported above on February 2, 2011 in connection with our fourth quarter and year ended December 31, 2010 earnings call	$4.58 - $4.68

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Fourth Quarter and Year Ended December 31, 2010 Financial and Operating Results

Client Tenant Base

The quality, diversity, breadth, and depth of our significant relationships with our life science client tenants provide Alexandria Real Estate Equities, Inc. (“Alexandria”) with consistent and solid cash flows. As of December 31, 2010, Alexandria’s multinational pharmaceutical client tenants represented approximately 25% of our annualized base rent, led by Novartis AG, Eli Lilly and Company, Roche Holding Ltd, Bristol-Myers Squibb Company, GlaxoSmithKline plc, Pfizer Inc., and Merck & Co., Inc.; public biotechnology companies represented approximately 21% and included Amgen Inc., Gilead Sciences, Inc., Biogen Idec Inc., and Celgene Corporation; revenue-producing life science product and service companies represented approximately 18%, led by Quest Diagnostics Incorporated, Qiagen N.V., Laboratory Corporation of America Holdings, and Monsanto Company; government agencies and renowned medical and research institutions represented approximately 16% and included The Scripps Research Institute, Massachusetts Institute of Technology, Fred Hutchinson Cancer Research Center, University of Washington, Sanford-Burnham Medical Research Institute, and the United States Government; private biotechnology companies represented approximately 13% and included high-quality, leading-edge companies with blue-chip venture and institutional investors, including Achaogen Inc., Intellikine, Inc., MacroGenics, Inc., and Tolerx, Inc.; and the remaining approximately 7% consisted of traditional office tenants. Two of the fastest-growing client tenant sectors by revenue currently include leading institutional and multinational pharmaceutical entities. Alexandria’s strong life science underwriting skills, long-term life science industry relationships, and sophisticated management with both real estate and life science operating expertise set the Company apart from all other publicly traded REITs and real estate companies.

Earnings Call Information

We will host a conference call on Thursday, February 3, 2011 at 3:00 p.m. Eastern Time (“ET”)/12:00 p.m. noon Pacific Time (“PT”) that is open to the general public to discuss our financial and operating results for the fourth quarter and year ended December 31, 2010.  To participate in this conference call, dial (719) 325-4898 and confirmation code 5725824, shortly before 3:00 p.m ET/12:00 p.m. noon PT.  The audio web cast can be accessed at: www.labspace.com, in the Corporate Information section.  A replay of the call will be available for a limited time from 6:00 p.m. ET/3:00 p.m. PT on Thursday, February 3, 2011.  The replay number is (719) 457-0820 and the confirmation code is 5725824.

Additionally, a copy of Alexandria Real Estate Equities, Inc.’s Supplemental Financial, Operating, & Property Information for the fourth quarter and year ended December 31, 2010 and this press release are available in the Corporate Information section of our website at www.labspace.com.

About the Company

Alexandria Real Estate Equities, Inc., Landlord of Choice to the Life Science Industry®, is the largest owner and preeminent REIT focused principally on cluster development through the ownership, operation, management, selective acquisition, redevelopment, and development of properties containing life science laboratory space.  Alexandria is the leading provider of high-quality, environmentally sustainable real estate, technical infrastructure, and services to the broad and diverse life science industry.  Client tenants include institutional (universities and independent not-for-profit institutions), pharmaceutical, biotechnology, medical device, product, service, and government agencies.  Alexandria’s primary business objective is to maximize stockholder value by providing its stockholders with the greatest possible total return based on a multi-faceted platform of internal and external growth. Alexandria’s operating platform is based on the principle of “clustering” with assets and operations located adjacent to life science entities driving growth and technological advances within each cluster.

As of February 2, 2011, our asset base consisted of 167 properties approximating 13.7 million rentable square feet including 162 properties approximating 13.2 million rentable square feet (including spaces undergoing active redevelopment) and five properties undergoing ground-up development approximating an additional 475,818 rentable square feet.  In addition, our asset base will enable us to grow to approximately 26.4 million rentable square feet through additional ground-up development of approximately 12.7 million rentable square feet.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Condensed Consolidated Income Statements

(Dollars in thousands, except per share data)

(Unaudited)

	Year Ended (1)		Three Months Ended (1)
	12/31/10	12/31/09	12/31/10	9/30/10	6/30/10	3/31/10	12/31/09
Revenues
Rental	$368,666	$368,230	$99,902	$90,395	$89,512	$88,857	$88,629
Tenant recoveries	113,424	103,088	30,636	29,648	26,576	26,564	25,421
Other income	5,213	11,854	1,633	1,586	922	1,072	1,010
Total revenues	487,303	483,172	132,171	121,629	117,010	116,493	115,060

Expenses
Rental operations	132,278	122,281	36,726	33,669	30,335	31,548	29,434
General and administrative	34,390	36,299	8,602	8,043	8,266	9,479	8,468
Interest	69,642	82,249	17,191	16,111	18,778	17,562	19,452
Depreciation and amortization	126,539	117,775	34,535	31,993	30,299	29,712	28,974
Total expenses	362,849	358,604	97,054	89,816	87,678	88,301	86,328
Income from continuing operations before (loss) gain on early extinguishment of debt	124,454	124,568	35,117	31,813	29,332	28,192	28,732

(Loss) gain on early extinguishment of debt	(45,168)	11,254	(2,372)	(1,300)	(41,496)	–	–
Income (loss) from continuing operations	79,286	135,822	32,745	30,513	(12,164)	28,192	28,732

Income (loss) from discontinued operations before gain on sales of real estate	270	3,199	(187)	(52)	(60)	569	780
Gain on sales of real estate	24	2,627	–	–	–	24	393
Income (loss) from discontinued operations, net	294	5,826	(187)	(52)	(60)	593	1,173

Gain on sales of land parcels	59,442	–	59,442	–	–	–	–
Net income (loss)	139,022	141,648	92,000	30,461	(12,224)	28,785	29,905

Net income attributable to noncontrolling interests	3,729	7,047	944	920	930	935	924
Dividends on preferred stock	28,357	28,357	7,089	7,089	7,090	7,089	7,089
Net income attributable to unvested restricted stock awards	995	1,270	726	217	149	219	242
Net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$105,941	$104,974	$83,241	$22,235	$(20,393)	$20,542	$21,650

Earnings (loss) per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic
Continuing operations	$2.18	$2.57	$1.52	$0.45	$(0.45)	$0.46	$0.47
Discontinued operations, net	0.01	0.15	–	–	–	0.01	0.03
Earnings (loss) per share – basic	$2.19	$2.72	$1.52	$0.45	$(0.45)	$0.47	$0.50

Earnings (loss) per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted
Continuing operations	$2.18	$2.57	$1.52	$0.45	$(0.45)	$0.46	$0.46
Discontinued operations, net	0.01	0.15	–	–	–	0.01	0.03
Earnings (loss) per share – diluted	$2.19	$2.72	$1.52	$0.45	$(0.45)	$0.47	$0.49

(1)    See “Significant Events Impacting Comparability” under “Definitions and Other Information” section of this report starting on page 53.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2010	2010	2010	2010	2009
Assets
Investments in real estate:
Rental properties	$4,546,769	$4,162,394	$3,979,016	$3,937,876	$3,903,955
Less: accumulated depreciation	(616,007)	(588,167)	(562,755)	(538,570)	(520,647)
Rental properties, net	3,930,762	3,574,227	3,416,261	3,399,306	3,383,308
Land held for future development	431,838	306,577	309,514	294,631	255,025
Construction in progress	1,045,536	1,356,905	1,394,778	1,326,865	1,400,795
Investment in unconsolidated real estate entity	36,678	35,940	35,184	34,421	–
Investments in real estate, net	5,444,814	5,273,649	5,155,737	5,055,223	5,039,128
Cash and cash equivalents	91,232	110,811	73,254	70,980	70,628
Restricted cash	28,354	35,295	37,660	35,832	47,291
Tenant receivables (1)	5,492	4,929	3,059	2,710	3,902
Deferred rent	116,849	108,303	102,422	99,248	96,700
Investments	83,899	80,941	77,088	76,918	72,882
Other assets	135,221	134,697	115,939	127,623	126,696
Total assets	$5,905,861	$5,748,625	$5,565,159	$5,468,534	$5,457,227

Liabilities, Noncontrolling Interests, and Equity
Secured notes payable	$790,869	$841,317	$859,831	$884,839	$937,017
Unsecured line of credit and unsecured term loan	1,498,000	1,304,000	1,446,000	1,291,000	1,226,000
Unsecured convertible notes	295,293	374,146	378,580	586,975	583,929
Accounts payable, accrued expenses, and tenant security deposits	304,257	294,833	300,035	284,830	282,516
Dividends payable	31,114	25,554	23,683	21,709	21,686
Total liabilities	2,919,533	2,839,850	3,008,129	3,069,353	3,051,148

Redeemable noncontrolling interests	15,920	15,945	17,014	17,490	41,441

Alexandria Real Estate Equities, Inc. stockholders’ equity:
Series C preferred stock	129,638	129,638	129,638	129,638	129,638
Series D cumulative convertible preferred stock	250,000	250,000	250,000	250,000	250,000
Common stock	550	549	496	439	438
Additional paid-in capital	2,566,238	2,504,365	2,158,591	1,987,512	1,977,062
Retained earnings	734	–	–	–	–
Accumulated other comprehensive loss	(18,335)	(33,348)	(40,377)	(26,990)	(33,730)
Total Alexandria Real Estate Equities, Inc. stockholders’ equity	2,928,825	2,851,204	2,498,348	2,340,599	2,323,408
Noncontrolling interests	41,583	41,626	41,668	41,092	41,230
Total equity	2,970,408	2,892,830	2,540,016	2,381,691	2,364,638
Total liabilities, noncontrolling interests, and equity	$5,905,861	$5,748,625	$5,565,159	$5,468,534	$5,457,227

(1)          Tenant receivables consist of billed and unbilled receivables.  Unbilled receivables represent operating expenses recoverable from tenants in excess of operating expenses billed to date. The difference in billed recoverable expenses and actual recoverable expenses will result in a billing/refund to tenants after year end pursuant to each lease.  The increase in unbilled receivables from June 30, 2010 to December 31, 2010 of approximately $2.4 million was primarily due to third and fourth quarter utility expenses incurred in excess of budget.  Utility expenses exceeded budgeted expenses in the third and fourth quarters of 2010 due to extreme weather conditions in several of our markets.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Earnings (Loss) per Share

(Dollars in thousands, except per share data)

(Unaudited)

Earnings (Loss) per Share

	Year Ended (1)		Three Months Ended (1)
	12/31/10	12/31/09	12/31/10	9/30/10	6/30/10	3/31/10	12/31/09
Net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – numerator for basic earnings (loss) per share	$105,941	$104,974	$83,241	$22,235	$(20,393)	$20,542	$21,650
Effect of dilutive securities and assumed conversion:
Assumed conversion of 8% unsecured convertible notes	–	–	2	–	–	–	–
Amounts attributable to unvested restricted stock awards	–	–	–	–	–	–	–
Net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – numerator for diluted earnings (loss) per share	$105,941	$104,974	$83,243	$22,235	$(20,393)	$20,542	$21,650

Weighted average shares of common stock outstanding for calculating earnings (loss) per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – denominator for basic earnings (loss) per share	48,375,474	38,586,909	54,865,654	49,807,241	44,870,142	43,821,765	43,715,462
Effect of dilutive securities and assumed conversion:
Dilutive effect of stock options	29,566	13,160	21,709	23,098	–	35,748	34,839
Assumed conversion of 8% unsecured convertible notes	–	–	6,047	–	–	–	–
Weighted average shares of common stock outstanding for calculating earnings (loss) per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – denominator for diluted earnings (loss) per share	48,405,040	38,600,069	54,893,410	49,830,339	44,870,142	43,857,513	43,750,301

Earnings (loss) per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders
Basic	$2.19	$2.72	$1.52	$0.45	$(0.45)	$0.47	$0.50
Diluted	$2.19	$2.72	$1.52	$0.45	$(0.45)	$0.47	$0.49

(1)     See “Earnings (Loss) per Share” and “Significant Events Impacting Comparability” under “Definitions and Other Information” section of this report starting on page 53.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Funds from Operations

(Dollars in thousands, except per share data)

(Unaudited)

Funds from Operations (“FFO”)

The following table presents a reconciliation of net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders, the most directly comparable financial measure calculated and presented in accordance with United States generally accepted accounting principles (“GAAP”), to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders for the periods below:

	Year Ended (1)		Three Months Ended (1)
	12/31/10	12/31/09	12/31/10	9/30/10	6/30/10	3/31/10	12/31/09
Net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$105,941	$104,974	$83,241	$22,235	$(20,393)	$20,542	$21,650
Add: Depreciation and amortization	126,640	118,508	34,551	32,009	30,342	29,738	29,004
Add: Net income attributable to noncontrolling interests	3,729	7,047	944	920	930	935	924
Add: Net income attributable to unvested restricted stock awards	995	1,270	726	217	149	219	242
Subtract: Gain on sales of property	(59,466)	(2,627)	(59,442)	–	–	(24)	(393)
Subtract: FFO attributable to noncontrolling interests	(4,226)	(3,843)	(1,036)	(1,053)	(1,039)	(1,098)	(1,006)
Subtract: FFO attributable to unvested restricted stock awards	(1,608)	(2,694)	(512)	(491)	(149)	(530)	(558)
FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – numerator for basic FFO per share	172,005	222,635	58,472	53,837	9,840	49,782	49,863
Effect of dilutive securities and assumed conversion:
Assumed conversion of 8% unsecured convertible notes	7,781	11,943	2	25	–	4,194	4,362
Amounts attributable to unvested restricted stock awards	(22)	118	–	–	–	4	22
FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – numerator for FFO per share (diluted)	$179,764	$234,696	$58,474	$53,862	$9,840	$53,980	$54,247

Weighted average shares of common stock outstanding for calculating FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – denominator for basic FFO per share	48,375,474	38,586,909	54,865,654	49,807,241	44,870,142	43,821,765	43,715,462
Effect of dilutive securities and assumed conversion:
Dilutive effect of stock options	29,566	13,160	21,709	23,098	34,857	35,748	34,839
Assumed conversion of 8% unsecured convertible notes	2,638,422	3,954,735	6,047	33,886	–	5,797,101	5,797,101
Weighted average shares of common stock outstanding for calculating FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – denominator for FFO per share (diluted)	51,043,462	42,554,804	54,893,410	49,864,225	44,904,999	49,654,614	49,547,402

FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders
Basic	$3.56	$5.77	$1.07	$1.08	$0.22	$1.14	$1.14
Diluted	$3.52	$5.52	$1.07	$1.08	$0.22	$1.09	$1.09

(1)          See “Significant Events Impacting Comparability” under “Definitions and Other Information” section of this report starting on page 53.  FFO and FFO per share (diluted) for the year ended December 31, 2010 before the significant events impacting comparability was $224.5 million and $4.40 per share, respectively.  FFO and FFO per share (diluted) for the year ended December 31, 2009 before the significant events impacting comparability was $198.0 million and $4.65 per share, respectively.

See “Definitions and Other Information” section of this report starting on page 53.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Adjusted Funds from Operations
(Dollars in thousands)
(Unaudited)

Adjusted Funds from Operations

The following table presents a reconciliation of FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders to adjusted funds from operations (“AFFO”) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders:

	Year Ended (1)		Three Months Ended (1)
	12/31/10	12/31/09	12/31/10	9/30/10	6/30/10	3/31/10	12/31/09
FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$172,005	$222,635	$58,472	$53,837	$9,840	$49,782	$49,863
Add/(deduct):
Capital expenditures	(1,332)	(1,934)	(260)	(329)	(440)	(303)	(607)
Second generation tenant improvements and leasing costs	(6,725)	(4,738)	(2,583)	(856)	(1,801)	(1,485)	(2,334)
Amortization of loan fees	7,892	7,958	1,999	1,795	2,026	2,072	2,081
Amortization of debt premiums/discounts	9,999	10,788	2,032	2,092	2,849	3,026	2,998
Amortization of acquired above and below market leases	(7,868)	(9,448)	(2,364)	(1,927)	(1,330)	(2,247)	(1,457)
Deferred rent/straight-line rent	(22,832)	(14,379)	(9,092)	(6,300)	(3,305)	(4,135)	(7,064)
Stock compensation	10,816	14,051	2,767	2,660	2,658	2,731	3,194
Capitalized income from development projects	5,688	6,498	1,486	1,544	1,302	1,356	1,660
Deferred rent/straight-line rent on ground leases	5,337	5,566	1,424	1,364	1,117	1,432	1,400
Loss (gain) on early extinguishment of debt	45,168	(11,254)	2,372	1,300	41,496	–	–
Allocation to unvested restricted stock awards	(424)	(37)	19	(11)	(363)	(25)	1
AFFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$217,724	$225,706	$56,272	$55,169	$54,049	$52,204	$49,735

Weighted average shares of common stock outstanding for calculating earnings (loss) per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – denominator for basic earnings (loss) per share	48,375,474	38,586,909	54,865,654	49,807,241	44,870,142	43,821,765	43,715,462
Add: Dilutive effect of stock options	29,566	13,160	21,709	23,098	34,857	35,748	34,839
	48,405,040	38,600,069	54,887,363	49,830,339	44,904,999	43,857,513	43,750,301

(1)

See “Significant Events Impacting Comparability” under “Definitions and Other Information” section of this report starting on page 53. During the second quarter of 2009, we recognized additional income approximating $7.2 million for a cash receipt related to real estate acquired in November 2007. During the first quarter of 2009, we recognized approximately $18.5 million of additional rental income related to the modification of a lease in South San Francisco.

See “Definitions and Other Information” section of this report starting on page 53.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Financial and Asset Base Highlights

(Dollars in thousands, except per share amounts)

(Unaudited)

	12/31/10	9/30/10	6/30/10	3/31/10	12/31/09
Balance Sheet Data
Rental properties, net	$3,930,762	$3,574,227	$3,416,261	$3,399,306	$3,383,308
Land held for future development	$431,838	$306,577	$309,514	$294,631	$255,025
Construction in progress	$1,045,536	$1,356,905	$1,394,778	$1,326,865	$1,400,795
Gross book value of real estate	$6,060,821	$5,861,816	$5,718,492	$5,593,793	$5,559,775
Tangible non-real estate assets	$240,873	$272,259	$218,373	$222,248	$227,440
Total assets	$5,905,861	$5,748,625	$5,565,159	$5,468,534	$5,457,227
Gross assets (excluding cash and restricted cash)	$6,402,282	$6,190,686	$6,017,000	$5,900,292	$5,859,955
Secured notes payable	$790,869	$841,317	$859,831	$884,839	$937,017
Unsecured line of credit	$748,000	$554,000	$696,000	$541,000	$476,000
Unsecured term loan	$750,000	$750,000	$750,000	$750,000	$750,000
3.7% unsecured convertible notes	$295,063	$373,918	$371,925	$369,961	$368,027
8.0% unsecured convertible notes	$230	$228	$6,655	$217,014	$215,902
Total unsecured debt	$1,793,293	$1,678,146	$1,824,580	$1,877,975	$1,809,929
Total debt	$2,584,162	$2,519,463	$2,684,411	$2,762,814	$2,746,946
Net debt	$2,464,576	$2,373,357	$2,573,497	$2,656,002	$2,629,027
Total liabilities	$2,919,533	$2,839,850	$3,008,129	$3,069,353	$3,051,148
Common shares outstanding	54,966,925	54,891,638	49,634,396	43,919,968	43,846,050
Total market capitalization	$6,994,306	$6,746,649	$6,212,596	$6,112,219	$5,946,639

	Three Months Ended
	12/31/10 (1)	9/30/10 (1)	6/30/10 (1)	3/31/10	12/31/09
Operating Data
Total revenues (1)	$132,171	$121,629	$117,010	$116,493	$115,060
Deferred rent/straight-line rent	$9,092	$6,300	$3,305	$4,135	$7,064
Amortization of acquired above and below market leases	$2,364	$1,927	$1,330	$2,247	$1,457
Non-cash amortization of discount on unsecured convertible notes	$1,971	$2,000	$2,925	$3,046	$3,009
Non-cash amortization of discounts (premiums) on secured notes payable	$61	$92	$(76)	$(20)	$(11)
Loss on early extinguishment of debt	$(2,372)	$(1,300)	$(41,496)	$–	$–
Net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted (1)	$83,243	$22,235	$(20,393)	$20,542	$21,650
Earnings (loss) per share – diluted (1)	$1.52	$0.45	$(0.45)	$0.47	$0.49
FFO attributable to Alexandria Real Estate, Inc.’s common stockholders – diluted (1)	$58,474	$53,862	$9,840	$53,980	$54,247
FFO per share – diluted (1)	$1.07	$1.08	$0.22	$1.09	$1.09
Weighted average common shares outstanding – EPS – diluted	54,893,410	49,830,339	44,870,142	43,857,513	43,750,301
Weighted average common shares outstanding – FFO – diluted	54,893,410	49,864,225	44,904,999	49,654,614	49,547,402

(1)	See “Significant Events Impacting Comparability” under “Definitions and Other Information” section of this report starting on page 53.

See “Definitions and Other Information” section of this report starting on page 53.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Financial and Asset Base Highlights (continued)

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended (1)
	12/31/10	9/30/10	6/30/10	3/31/10	12/31/09
Financial, Debt, and Other Ratios
Unencumbered net operating income as a percentage of total net operating income	60%	58%	56%	57%	55%
Unencumbered assets gross book value	$4,825,963	$4,583,045	$4,404,729	$4,250,976	$4,166,066
Unencumbered assets gross book value as a percentage of gross assets	74%	72%	72%	71%	70%
Percentage outstanding on unsecured line of credit at end of period	50%	48%	61%	47%	41%
Operating margin	72%	72%	74%	73%	74%
Adjusted EBITDA margin	68%	68%	69%	68%	71%
General and administrative expense as a percentage of total revenues	6.5%	6.6%	7.1%	8.1%	7.4%
EBITDA – trailing 12 months	$335,304	$269,923	$267,281	$325,596	$342,428
Adjusted EBITDA – quarter annualized	$357,756	$330,164	$324,200	$315,168	$324,648
Adjusted EBITDA – trailing 12 months	$331,822	$323,545	$321,084	$327,685	$342,599
Capitalized interest	$14,629	$16,695	$18,322	$19,509	$18,976
Weighted average interest rate used for capitalization during period	4.67%	4.59%	5.06%	5.20%	5.42%
Net debt to Gross Assets (excluding cash and restricted cash) at end of period	38.5%	38.3%	42.8%	45.0%	44.9%
Secured debt as a percentage of gross assets at end of period	12%	13%	14%	15%	16%
Net debt to Adjusted EBITDA – quarter annualized	6.9	7.2	7.9	8.4	8.1
Net debt to Adjusted EBITDA – trailing 12 months	7.4	7.3	8.0	8.1	7.7
Dividends per share on common stock	$0.45	$0.35	$0.35	$0.35	$0.35
Dividend payout ratio (common stock)	41%	35%	32%	29%	29%

	4Q10	3Q10	2Q10	1Q10	4Q09
Asset Base Statistics
Number of properties at end of period	167	165	162	162	163
Rentable square feet at end of period	13,683,770	12,892,718	12,680,974	12,680,974	12,751,621
Occupancy of operating properties at end of period	94.3%	94.0%	94.0%	94.0%	94.1%
Occupancy including redevelopment properties at end of period	88.9%	89.3%	89.6%	88.9%	89.4%
Leasing activity – YTD rentable square feet	2,744,239	1,670,004	1,031,018	563,901	1,864,347
Leasing activity – Qtr rentable square feet	1,074,235	639,559	550,678	563,901	489,079
Leasing activity – YTD GAAP rental rate increase	4.9%	5.4%	4.2%	1.8%	3.5%
Leasing activity – Qtr GAAP rental rate increase	4.3%	8.1%	5.1%	1.8%	1.5%
Leasing activity – YTD Cash rental rate increase	2.0%	0.4%	0.3%	0.7%	0.1%
Leasing activity – Qtr Cash rental rate increase (decrease)	4.2%	0.7%	0.0%	0.7%	(8.0%	)
Same property YTD revenue less operating expenses – GAAP basis	0.4%	0.6%	0.6%	0.8%	2.8%
Same property Qtr revenue less operating expenses – GAAP basis	1.3%	0.1%	0.7%	0.8%	1.1%
Same property YTD revenue less operating expenses – Cash basis	1.5%	1.3%	1.3%	0.4%	4.7%
Same property Qtr revenue less operating expenses – Cash basis	2.0%	2.3%	2.5%	0.4%	1.3%

(1)	See “Significant Events Impacting Comparability” under “Definitions and Other Information” section of this report starting on page 53.

See “Definitions and Other Information” section of this report starting on page 53.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Financial and Asset Base Highlights (continued)

(Unaudited)

Summary of Occupancy Percentage at End of Period

		December 31,
	Average	2010	2009	2008	2007	2006	2005	2004	2003	2002	2001	2000	1997	1998

Operating properties	95.2%	94.3%	94.1%	94.8%	93.8%	93.1%	93.2%	95.2%	93.9%	96.3%	99.0%	98.4%	95.7%	96.2%

Operating and redevelopment properties	89.2%	88.9%	89.4%	90.0%	87.8%	88.0%	87.7%	87.0%	88.4%	89.2%	88.6%	90.8%	91.5%	92.9%

Quarterly Percentage Change in GAAP and Cash Same Property Revenues Less Operating Expenses

Summary of GAAP and Cash Rental Rate Increases on Renewed/Released Space

(1)               Excluding a lease for 21,310 rentable square feet in the San Francisco Bay market, rental rates for renewed or released space in 2003 were on average 2.5% higher than expiring rates on a cash basis and 9.7% higher than expiring rates on a GAAP basis.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Properties

(Dollars in thousands)

(Unaudited)

	December 31, 2010
	Rentable Square Feet				Number of	Annualized
Markets	Operating	Redevelopment	Development	Total	Properties	Base Rent

California – San Diego	2,043,199	419,722	123,430	2,586,351	36	$63,569

California – San Francisco Bay	1,879,290	–	255,388	2,134,678	22	67,098

Greater Boston	3,250,589	210,660	–	3,461,249	38	121,277

NYC/New Jersey/Suburban Philadelphia	747,292	–	–	747,292	9	33,747

Southeast	713,221	30,000	97,000	840,221	13	15,484

Suburban Washington, D.C.	2,458,299	95,081	–	2,553,380	32	53,327

Washington – Seattle	997,205	–	–	997,205	12	34,461

International	342,394	–	–	342,394	4	8,995

Subtotal	12,431,489	755,463	475,818	13,662,770	166	$397,958

Discontinued Operations/“Held for Sale”	21,000	–	–	21,000	1

Total	12,452,489	755,463	475,818	13,683,770	167

See “Definitions and Other Information” section of this report starting on page 53.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Occupancy Percentage

(Dollars in thousands)

(Unaudited)

Summary of Occupancy Percentage at End of Period

		December 31,
	Average	2010	2009	2008	2007	2006	2005	2004	2003	2002	2001	2000	1997	1998

Operating properties	95.2%	94.3%	94.1%	94.8%	93.8%	93.1%	93.2%	95.2%	93.9%	96.3%	99.0%	98.4%	95.7%	96.2%

Operating and redevelopment properties	89.2%	88.9%	89.4%	90.0%	87.8%	88.0%	87.7%	87.0%	88.4%	89.2%	88.6%	90.8%	91.5%	92.9%

	Operating Properties			Operating and Redevelopment Properties
Markets	12/31/10	9/30/10	12/31/09	12/31/10	9/30/10	12/31/09

California – San Diego	93.1%	88.5%	89.2%	77.3%	78.6%	83.0%

California – San Francisco Bay	95.8	96.8	95.4	95.8	96.8	95.4

Greater Boston	93.6	94.5	94.3	87.9	87.9	87.3

NYC/New Jersey/ Suburban Philadelphia	85.8	87.6	88.0	85.8	87.6	88.0

Southeast	93.4	93.3	93.7	89.6	89.4	91.1

Suburban Washington, D.C.	95.8	94.3	94.3	92.2	88.6	86.9

Washington – Seattle	97.5	97.5	99.1	97.5	97.5	99.1

International	100.0	100.0	100.0	100.0	100.0	100.0

Total	94.3%	94.0%	94.1%	88.9%	89.3%	89.4%

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Property Listing
December 31, 2010
(Dollars in thousands)

(Unaudited)

		Rentable Square Feet						Occupancy Percentage
Address	Submarket	Operating	Redevelopment	Development	Total	Number of Properties	Annualized Base Rent	Operating	Operating and Redevelopment
California - San Diego
129/153/161 North Hill Avenue & 6 Thomas	LA Metro	61,003	-	-	61,003	2	$851	62.2%	62.2%
13112 Evening Creek Drive	I-15 Corridor	109,780	-	-	109,780	1	2,495	100.0%	100.0%
5810-5820 Nancy Ridge Drive	Sorrento Mesa	87,298	-	-	87,298	1	1,645	100.0%	100.0%
5871 Oberlin Drive	Sorrento Mesa	35,510	-	-	35,510	1	771	64.3%	64.3%
6138-6150 Nancy Ridge Drive	Sorrento Mesa	56,698	-	-	56,698	1	1,586	100.0%	100.0%
6146/6166 Nancy Ridge Drive	Sorrento Mesa	51,273	-	-	51,273	2	1,008	87.4%	87.4%
6175/6225/6275 Nancy Ridge Drive	Sorrento Mesa	60,232	47,347	-	107,579	3	417	45.6%	25.5%
7330 Carroll Road	Sorrento Mesa	66,244	-	-	66,244	1	2,141	89.4%	89.4%
10505 Roselle Street & 3770 Tansy Street	Sorrento Valley	33,013	-	-	33,013	2	1,001	100.0%	100.0%
11025/11035/11045 Roselle Street	Sorrento Valley	65,910	-	-	65,910	3	1,565	100.0%	100.0%
3985 Sorrento Valley Boulevard	Sorrento Valley	60,545	-	-	60,545	1	1,557	100.0%	100.0%
10931/10933 North Torrey Pines Road	Torrey Pines	96,641	-	-	96,641	1	3,056	96.9%	96.9%
10975 North Torrey Pines Road	Torrey Pines	44,733	-	-	44,733	1	1,614	100.0%	100.0%
11119 North Torrey Pines Road	Torrey Pines	-	81,816	-	81,816	1	-	N/A	0.0%
3010 Science Park Road	Torrey Pines	74,557	-	-	74,557	1	3,215	100.0%	100.0%
3115/3215 Merryfield Row	Torrey Pines	158,645	-	-	158,645	2	6,417	100.0%	100.0%
3530/3550 John Hopkins Court & 3535/3565 General Atomics Court	Torrey Pines	119,684	89,923	-	209,607	4	3,197	73.6%	42.0%
10300 Campus Point Drive	University Town Center	172,434	200,636	-	373,070	1	7,623	100.0%	46.2%
4757/4767 Nexus Centre Drive	University Town Center	132,330	-	-	132,330	2	4,914	100.0%	100.0%
5200 Research Place	University Town Center	346,581	-	123,430	470,011	1	12,321	100.0%	100.0%
9363/9373/9393 Towne Centre Drive	University Town Center	138,578	-	-	138,578	3	3,401	83.1%	83.1%
9880 Campus Point Drive	University Town Center	71,510	-	-	71,510	1	2,774	100.0%	100.0%
California - San Diego		2,043,199	419,722	123,430	2,586,351	36	$63,569	93.1%	77.3%

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Property Listing
December 31, 2010
(Dollars in thousands)

(Unaudited)

		Rentable Square Feet						Occupancy Percentage
Address	Submarket	Operating	Redevelopment	Development	Total	Number of Properties	Annualized Base Rent	Operating	Operating and Redevelopment
California - San Francisco Bay
1500 Owens Street	Mission Bay	123,683	-	34,584	158,267	1	$5,607	100.0%	100.0%
1700 Owens Street	Mission Bay	157,340	-	-	157,340	1	6,768	97.1%	97.1%
455 Mission Bay Boulevard	Mission Bay	151,196	-	58,804	210,000	1	7,188	100.0%	100.0%
2425 Garcia Ave & 2400/2450 Bayshore Pky	Peninsula	98,964	-	-	98,964	1	2,542	78.8%	78.8%
2625/2627/2631 Hanover Street	Peninsula	32,074	-	-	32,074	1	1,354	100.0%	100.0%
3165 Porter Drive	Peninsula	91,644	-	-	91,644	1	3,928	100.0%	100.0%
3350 W. Bayshore Road	Peninsula	60,000	-	-	60,000	1	1,230	82.6%	82.6%
75 & 125 Shoreway Road	Peninsula	82,712	-	-	82,712	1	2,054	94.2%	94.2%
849/863 Mitten Road & 866 Malcolm Road	Peninsula	103,963	-	-	103,963	1	2,960	95.4%	95.4%
249 E. Grand Avenue	South San Francisco	129,501	-	-	129,501	1	5,084	100.0%	100.0%
341/343 Oyster Point Blvd	South San Francisco	107,960	-	-	107,960	2	2,852	100.0%	100.0%
400/450 East Jamie Court	South San Francisco	-	-	162,000	162,000	2	-	N/A	N/A
500 Forbes Boulevard	South San Francisco	155,685	-	-	155,685	1	5,540	100.0%	100.0%
600/630/650 Gateway Boulevard	South San Francisco	150,960	-	-	150,960	3	3,645	78.0%	78.0%
681 Gateway Boulevard	South San Francisco	126,971	-	-	126,971	1	6,161	100.0%	100.0%
7000 Shoreline Court	South San Francisco	136,393	-	-	136,393	1	4,272	100.0%	100.0%
901/951 Gateway Boulevard	South San Francisco	170,244	-	-	170,244	2	5,913	100.0%	100.0%
California - San Francisco Bay		1,879,290	-	255,388	2,134,678	22	$67,098	95.8%	95.8%

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Property Listing
December 31, 2010
(Dollars in thousands)

(Unaudited)

		Rentable Square Feet						Occupancy Percentage
Address	Submarket	Operating	Redevelopment	Development	Total	Number of Properties	Annualized Base Rent	Operating	Operating and Redevelopment
Greater Boston
100 Technology Square	Cambridge/Inner Suburbs	255,441	-	-	255,441	1	$17,304	100.0%	100.0%
200 Technology Square	Cambridge/Inner Suburbs	177,101	-	-	177,101	1	9,846	96.5%	96.5%
300 Technology Square	Cambridge/Inner Suburbs	175,609	-	-	175,609	1	10,551	93.7%	93.7%
400 Technology Square	Cambridge/Inner Suburbs	177,662	17,114	-	194,776	1	6,264	100.0%	91.2%
500 Technology Square	Cambridge/Inner Suburbs	184,207	-	-	184,207	1	9,871	95.3%	95.3%
600 Technology Square	Cambridge/Inner Suburbs	128,224	-	-	128,224	1	4,493	99.6%	99.6%
700 Technology Square	Cambridge/Inner Suburbs	48,930	-	-	48,930	1	1,773	100.0%	100.0%
161 First Street	Cambridge/Inner Suburbs	46,356	-	-	46,356	1	1,839	99.5%	99.5%
167 Sidney Street	Cambridge/Inner Suburbs	26,589	-	-	26,589	1	1,388	100.0%	100.0%
215 First Street	Cambridge/Inner Suburbs	333,668	33,001	-	366,669	1	9,556	92.1%	83.8%
300 Third Street	Cambridge/Inner Suburbs	131,639	-	-	131,639	1	7,100	98.3%	98.3%
480 Arsenal	Cambridge/Inner Suburbs	140,744	-	-	140,744	1	4,529	100.0%	100.0%
500 Arsenal Street	Cambridge/Inner Suburbs	45,000	47,500	-	92,500	1	2,054	100.0%	48.6%
780/790 Memorial Drive	Cambridge/Inner Suburbs	98,497	-	-	98,497	2	6,296	100.0%	100.0%
79/96 Charlestown Navy Yard	Cambridge/Inner Suburbs	24,940	-	-	24,940	1	-	0.0%	0.0%
99 Erie Street	Cambridge/Inner Suburbs	27,960	-	-	27,960	1	552	42.3%	42.3%
100 Beaver Street	Rte 128	82,330	-	-	82,330	1	2,302	100.0%	100.0%
13-15 DeAngelo Drive	Rte 128	30,000	-	-	30,000	1	441	100.0%	100.0%
19 Presidential Way	Rte 128	128,325	-	-	128,325	1	3,398	100.0%	100.0%
29 Hartwell Avenue	Rte 128	59,000	-	-	59,000	1	2,671	100.0%	100.0%
3 Preston Court	Rte 128	30,000	-	-	30,000	1	-	0.0%	0.0%
35 Hartwell Avenue	Rte 128	46,700	-	-	46,700	1	1,650	100.0%	100.0%
35 Wiggins Avenue	Rte 128	48,640	-	-	48,640	1	724	100.0%	100.0%
44 Hartwell Avenue	Rte 128	26,828	-	-	26,828	1	1,105	100.0%	100.0%
45-47 Wiggins Avenue	Rte 128	38,000	-	-	38,000	1	1,235	100.0%	100.0%
60 Westview Street	Rte 128	40,200	-	-	40,200	1	1,257	100.0%	100.0%
6-8 Preston Court	Rte 128	54,391	-	-	54,391	1	603	84.0%	84.0%
111 Forbes Boulevard	Rte 495/Worcester	58,280	-	-	58,280	1	260	28.6%	28.6%
130 Forbes Boulevard	Rte 495/Worcester	97,566	-	-	97,566	1	871	100.0%	100.0%
155 Fortune Boulevard	Rte 495/Worcester	36,000	-	-	36,000	1	806	100.0%	100.0%
20 Walkup Drive	Rte 495/Worcester	-	113,045	-	113,045	1	-	N/A	0.0%
30 Bearfoot Road	Rte 495/Worcester	60,759	-	-	60,759	1	2,765	100.0%	100.0%
306 Belmont Street	Rte 495/Worcester	78,916	-	-	78,916	1	1,139	100.0%	100.0%
350 Plantation Street	Rte 495/Worcester	11,774	-	-	11,774	1	173	100.0%	100.0%
377 Plantation Street	Rte 495/Worcester	92,711	-	-	92,711	1	2,082	85.1%	85.1%
381 Plantation Street	Rte 495/Worcester	92,423	-	-	92,423	1	1,733	85.0%	85.0%
One Innovation Drive	Rte 495/Worcester	115,179	-	-	115,179	1	2,646	96.3%	96.3%
Greater Boston		3,250,589	210,660	-	3,461,249	38	$121,277	93.6%	87.9%

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Property Listing
December 31, 2010
(Dollars in thousands)

(Unaudited)

		Rentable Square Feet						Occupancy Percentage
Address	Submarket	Operating	Redevelopment	Development	Total	Number of Properties	Annualized Base Rent	Operating	Operating and Redevelopment
NYC/New Jersey/Suburban Philadelphia
100 Phillips Parkway	Bergen County	78,501	-	-	78,501	1	$2,292	100.0%	100.0%
450 E. 29th Street	Midtown Manhattan	308,388	-	-	308,388	1	24,858	92.4%	92.4%
102 Witmer Road	Pennsylvania	50,000	-	-	50,000	1	3,345	100.0%	100.0%
200 Lawrence Road	Pennsylvania	111,451	-	-	111,451	1	1,246	100.0%	100.0%
210 Welsh Pool Road	Pennsylvania	59,415	-	-	59,415	1	946	100.0%	100.0%
5100 Campus Drive	Pennsylvania	21,782	-	-	21,782	1	325	100.0%	100.0%
701 Veterans Circle	Pennsylvania	35,155	-	-	35,155	1	735	100.0%	100.0%
702 Electronic Drive	Pennsylvania	40,000	-	-	40,000	1	-	0.0%	0.0%
279 Princeton Road	Princeton	42,600	-	-	42,600	1	-	0.0%	0.0%
NYC/New Jersey/Suburban Philadelphia		747,292	-	-	747,292	9	$33,747	85.8%	85.8%

		Rentable Square Feet						Occupancy Percentage
Address	Submarket	Operating	Redevelopment	Development	Total	Number of Properties	Annualized Base Rent	Operating	Operating and Redevelopment
Southeast
555 Heritage Drive	Palm Beach	44,855	-	-	44,855	1	$439	60.4%	60.4%
100 Capitola Drive	Research Triangle Park	65,992	-	-	65,992	1	990	99.4%	99.4%
108/110/112/114 Alexander Road	Research Triangle Park	158,417	-	-	158,417	1	4,954	100.0%	100.0%
2525 E. NC Highway 54	Research Triangle Park	81,580	-	-	81,580	1	1,655	100.0%	100.0%
5 Triangle Drive	Research Triangle Park	32,120	-	-	32,120	1	824	100.0%	100.0%
601 Keystone Park Drive	Research Triangle Park	77,395	-	-	77,395	1	1,360	100.0%	100.0%
6101 Quadrangle Drive	Research Triangle Park	-	30,000	-	30,000	1	-	N/A	0.0%
7 Triangle Drive	Research Triangle Park	-	-	97,000	97,000	1	-	N/A	N/A
7010/7020/7030 Kit Creek	Research Triangle Park	133,654	-	-	133,654	3	2,957	89.4%	89.4%
800/801 Capitola Drive	Research Triangle Park	119,208	-	-	119,208	2	2,305	87.4%	87.4%
Southeast		713,221	30,000	97,000	840,221	13	$15,484	93.4%	89.6%

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Property Listing
December 31, 2010
(Dollars in thousands)

(Unaudited)

		Rentable Square Feet						Occupancy Percentage
Address	Submarket	Operating	Redevelopment	Development	Total	Number of Properties	Annualized Base Rent	Operating	Operating and Redevelopment
Suburban Washington, D.C.
8000/9000/10000 Virginia Manor Road	Beltsville	191,884	-	-	191,884	1	$2,348	93.2%	93.2%
1201 Clopper Road	Gaithersburg	143,585	-	-	143,585	1	3,480	100.0%	100.0%
1300 Quince Orchard Road	Gaithersburg	54,874	-	-	54,874	1	812	100.0%	100.0%
14920 Broschart Road	Gaithersburg	48,500	-	-	48,500	1	961	100.0%	100.0%
16020 Industrial Drive	Gaithersburg	83,541	-	-	83,541	1	2,126	100.0%	100.0%
19/20/22 Firstfield Road	Gaithersburg	132,639	-	-	132,639	3	2,796	91.6%	91.6%
25/35/45 West Watkins Mill Road	Gaithersburg	138,938	-	-	138,938	1	3,169	100.0%	100.0%
401 Professional Drive	Gaithersburg	63,154	-	-	63,154	1	700	70.4%	70.4%
620 Professional Drive	Gaithersburg	26,127	-	-	26,127	1	528	100.0%	100.0%
708 Quince Orchard Road	Gaithersburg	49,624	-	-	49,624	1	1,142	99.3%	99.3%
9 W. Watkins Mill Road	Gaithersburg	92,449	-	-	92,449	1	2,587	100.0%	100.0%
910 Clopper Road	Gaithersburg	180,650	-	-	180,650	1	3,120	85.6%	85.6%
930/940 Clopper Road	Gaithersburg	104,302	-	-	104,302	2	1,787	96.6%	96.6%
950 Wind River Lane	Gaithersburg	50,000	-	-	50,000	1	1,082	100.0%	100.0%
14225 Newbrook Drive	Northern Virginia	248,186	-	-	248,186	1	4,341	100.0%	100.0%
12301 Parklawn Drive	Rockville	49,185	-	-	49,185	1	1,024	100.0%	100.0%
1330 Piccard Drive	Rockville	131,415	-	-	131,415	1	2,961	79.8%	79.8%
1405/1413 Research Boulevard	Rockville	176,669	-	-	176,669	2	4,988	100.0%	100.0%
1500/1550 East Gude Drive	Rockville	90,489	-	-	90,489	2	1,937	100.0%	100.0%
15010 Broschart Road	Rockville	20,333	17,870	-	38,203	1	368	78.3%	41.7%
5 Research Court	Rockville	54,906	-	-	54,906	1	1,564	100.0%	100.0%
5 Research Place	Rockville	63,852	-	-	63,852	1	2,361	100.0%	100.0%
9800 Medical Center Drive	Rockville	204,264	77,211	-	281,475	4	6,717	100.0%	72.6%
9920 Medical Center Drive	Rockville	58,733	-	-	58,733	1	428	100.0%	100.0%
Suburban Washington, D.C.		2,458,299	95,081	-	2,553,380	32	$53,327	95.8%	92.2%

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Property Listing
December 31, 2010
(Dollars in thousands)

(Unaudited)

		Rentable Square Feet						Occupancy Percentage
Address	Submarket	Operating	Redevelopment	Development	Total	Number of Properties	Annualized Base Rent	Operating	Operating and Redevelopment
Washington - Seattle
3000/3018 Western Avenue	Elliott Bay	47,746	-	-	47,746	1	$1,795	100.0%	100.0%
410 W. Harrison Street/410 Elliott Avenue West	Elliott Bay	35,175	-	-	35,175	2	759	67.4%	67.4%
1124 Columbia Street	First Hill	203,817	-	-	203,817	1	6,599	99.8%	99.8%
1201 & 1209 Mercer Street	Lake Union	16,740	-	-	16,740	1	267	100.0%	100.0%
1201/1208 Eastlake Avenue	Lake Union	203,369	-	-	203,369	2	8,747	100.0%	100.0%
1551 Eastlake Avenue	Lake Union	121,790	-	-	121,790	1	2,615	100.0%	100.0%
1600 Fairview Avenue	Lake Union	27,991	-	-	27,991	1	1,294	100.0%	100.0%
1616 Eastlake Avenue	Lake Union	165,493	-	-	165,493	1	5,668	94.7%	94.7%
199 E. Blaine Street	Lake Union	115,084	-	-	115,084	1	5,943	96.3%	96.3%
801 Dexter Avenue North	Lake Union	60,000	-	-	60,000	1	774	100.0%	100.0%
Washington - Seattle		997,205	-	-	997,205	12	$34,461	97.5%	97.5%

		Rentable Square Feet						Occupancy Percentage
Country		Operating	Redevelopment	Development	Total	Number of Properties	Annualized Base Rent	Operating	Operating and Redevelopment
International
Canada		46,032	-	-	46,032	1	$1,814	100.0%	100.0%
Canada		66,000	-	-	66,000	1	1,037	100.0%	100.0%
Canada		162,362	-	-	162,362	1	3,065	100.0%	100.0%
Canada		68,000	-	-	68,000	1	3,079	100.0%	100.0%
International		342,394	-	-	342,394	4	$8,995	100.0%	100.0%

Total Properties (Continuing Operations)		12,431,489	755,463	475,818	13,662,770	166	$397,958	94.3%	88.9%

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Debt
December 31, 2010
(Dollars in thousands)
(Unaudited)

Debt Maturities

	Secured Notes Payable			Unsecured Debt
	Our Share	Noncontrolling Interests’ Share	Total Consolidated Secured Notes Payable	Credit Facility		Unsecured Convertible Notes
2011	$100,466	$346	$100,812	$–		$–
2012	12,709	364	13,073	750,000	(1)	301,934	(3)
2013	52,771	384	53,155	–		–
2014	209,693	20,868	230,561	–		250
2015	8,205	–	8,205	748,000	(2)	–
Thereafter	386,168	–	386,168	–		–
Subtotal	$770,012	$21,962	791,974	1,498,000		302,184
Unamortized discounts			(1,105)	–		(6,891)
Total			$790,869	$1,498,000		$295,293

Secured Notes Payable and Unsecured Debt Analysis

	Balance	Percentage of Balance	Weighted Average Interest Rate at End of Period (4)	Weighted Average Remaining Term
Secured Notes Payable	$790,869	30.6%	5.99%	5.6 Years
Unsecured Line of Credit	748,000	29.0	1.26	4.1 Years	(2)
Unsecured Term Loan	750,000	29.0	4.41	1.8 Years	(1)
Unsecured Convertible Notes	295,293	11.4	5.96	1.0 Years
Total Debt	$2,584,162	100.0%	4.16%	3.6 Years

(1)	Our unsecured term loan matures in October 2012, assuming we exercise our sole right to extend the maturity by one year.
(2)

In January 2011, we amended our unsecured credit facility which extended the maturity date of our unsecured line of credit to January 2015, assuming we exercise our sole right to extend the maturity twice by an additional six months after each exercise.

(3)

In January 2011, we repurchased, in privately negotiated transactions, 3.70% Unsecured Convertible Notes aggregating approximately $42.9 million at an aggregate cash price of approximately $44.1 million.  As of February 2, 2011, approximately $259.1 million in principal was outstanding, including $5.4 million of unamortized discount, on our 3.7% Unsecured Convertible Notes.

(4)

Represents the contractual interest rate as of the end of the period plus the impact of debt premiums/discounts and our interest rate hedge agreements on our secured notes payable, unsecured line of credit, unsecured term loan, and unsecured convertible notes.  The weighted average interest rate excludes bank fees and amortization of loan fees. See also the “Summary of Interest Rate Hedge Agreements” section of this report.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Secured Notes Payable Principal Maturities Through 2015
December 31, 2010

(Dollars in thousands)

(Unaudited)

Description	Maturity Date	Type	Stated Rate	Effective Rate (1)	Amount

California – San Diego #1	8/2/11	Not-for-Profit	7.50%	7.50%	$8,500
Greater Boston #1	10/1/11	Bank	8.10	5.69	2,198
Suburban Washington, D.C. #1	11/1/11	CMBS	7.25	5.82	2,942
Suburban Washington, D.C. #2	12/22/11	Bank	3.57	3.57	76,000
Other scheduled principal repayments/amortization					11,172
2011 Total					$100,812

Greater Boston #2	3/1/12	Insurance Co.	7.14%	5.83%	$1,357
Other scheduled principal repayments/amortization					11,716
2012 Total					$13,073

California – San Diego #2	3/1/13	Insurance Co.	6.21%	6.21%	$7,940
Suburban Washington, D.C. #3	9/1/13	CMBS	6.36	6.36	26,093
California – San Francisco Bay #1	11/16/13	Other	6.14	6.14	7,527
Other scheduled principal repayments/amortization					11,595
2013 Total					$53,155

Greater Boston #3	4/1/14	Insurance Co.	5.26%	5.59%	$208,683
San Diego #3	7/1/14	Bank	6.05	4.88	6,458
San Diego #4	11/1/14	Bank	5.39	4.00	7,495
Washington – Seattle #1	11/18/14	Other	5.90	5.90	240
Other scheduled principal repayments/amortization					7,685
2014 Total					$230,561

Other scheduled principal repayments/amortization					$8,205
2015 Total					$8,205

(1)     Represents the contractual interest rate as of the end of the period plus the impact of debt premiums/discounts. The effective rate excludes bank fees and amortization of loan fees.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Fixed/Floating Rate Debt Analysis and Leverage
(Dollars in thousands)
(Unaudited)

Fixed/Floating Rate Debt Analysis

	December 31, 2010	Percentage of Balance	Weighted Average Interest Rate at End of Period (1)	Weighted Average Maturity
Fixed rate debt	$1,085,202	42.0%	5.98%	4.4 Years
Floating rate debt - hedged	550,000	21.3	5.56	1.8 Years
Floating rate debt - unhedged	948,960	36.7	1.27	3.6 Years
Total Debt	$2,584,162	100.0%	4.16%	3.6 Years

Leverage

	12/31/10	9/30/10	6/30/10	3/31/10	12/31/09
Total debt	$2,584,162	$2,519,463	$2,684,411	$2,762,814	$2,746,946
Less: cash, cash equivalents, and restricted cash	(119,586)	(146,106)	(110,914)	(106,812)	(117,919)
Net debt	$2,464,576	$2,373,357	$2,573,497	$2,656,002	$2,629,027

Adjusted EBITDA – quarter annualized	$357,756	$330,164	$324,200	$315,168	$324,648
Adjusted EBITDA – trailing 12 months (2)	$331,822	$323,545	$321,084	$327,685	$342,599
Gross Assets (excluding cash and restricted cash)	$6,402,282	$6,190,686	$6,017,000	$5,900,292	$5,859,955
Net debt to Adjusted EBITDA – quarter annualized	6.9	7.2	7.9	8.4	8.1
Net debt to Adjusted EBITDA – trailing 12 months (2)	7.4	7.3	8.0	8.1	7.7
Net debt to Gross Assets (excluding cash and restricted cash)	38.5%	38.3%	42.8%	45.0%	44.9%
Unencumbered net operating income as a percentage of total net operating income	60%	58%	56%	57%	55%
Unencumbered assets gross book value as a percentage of gross assets	74%	72%	72%	71%	70%

(1)

Represents the contractual interest rate as of the end of the period plus the impact of debt premiums/discounts and our interest rate hedge agreements on our secured notes payable, unsecured line of credit, unsecured term loan, and unsecured convertible notes.  The weighted average interest rate excludes bank fees and amortization of loan fees. See also the “Summary of Interest Rate Hedge Agreements” section of this report.  The weighted average interest rate related to outstanding borrowings for our unhedged floating rate debt is based upon one-month LIBOR.  The interest rate resets periodically and will vary in future periods.

(2)	See “Significant Events Impacting Comparability” under “Definitions and Other Information” section of this report starting on page 53.

See “Definitions and Other Information” section of this report starting on page 53.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Key Credit Facility Debt Covenants
December 31, 2010
(Unaudited)

Our unsecured credit facility contains financial covenants, including, among others, the following key financial covenants (as defined under the terms of the agreement):

Covenant	Requirement	Actual at 12/31/10

Leverage Ratio	Less than or equal to 60%	36%

Unsecured Leverage Ratio	Less than or equal to 60%	39%

Fixed Charge Coverage Ratio	Greater than or equal to 1.5	2.0

Unsecured Debt Yield	Greater than or equal to 11%	14%

Minimum Book Value	Greater than or equal to $2.0 billion	$2.9 billion

Secured Debt Ratio	Less than or equal to 40%	11%

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Interest Rate Hedge Agreements

December 31, 2010

(Dollars in thousands)

(Unaudited)

Transaction Date	Effective Date	Termination Date	Interest Pay Rate	Notional Amount	Effective at 12/31/10

December 2006	December 29, 2006	March 31, 2014	4.990%	$50,000	$50,000

October 2007	October 31, 2007	September 30, 2012	4.546	50,000	50,000

October 2007	October 31, 2007	September 30, 2013	4.642	50,000	50,000

October 2007	July 1, 2008	March 31, 2013	4.622	25,000	25,000

October 2007	July 1, 2008	March 31, 2013	4.625	25,000	25,000

October 2008	September 30, 2009	January 31, 2011	3.119	100,000	100,000

December 2006	November 30, 2009	March 31, 2014	5.015	75,000	75,000

December 2006	November 30, 2009	March 31, 2014	5.023	75,000	75,000

December 2006	December 31, 2010	October 31, 2012	5.015	100,000	100,000

Total					$550,000

Interest pay rate represents the interest rate we will pay for one month LIBOR under the applicable interest rate swap agreement. This rate does not include any spread in addition to one month LIBOR that is due monthly as interest expense.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Same Property Comparisons

(Dollars in thousands)

(Unaudited)

Quarterly Percentage Change in GAAP and Cash Same Property Revenues Less Operating Expenses

	GAAP Basis			Cash Basis
	Three Months Ended			Three Months Ended
	12/31/10	12/31/09	% Change	12/31/10	12/31/09	% Change
Revenues	$100,330	$98,281	2.1%	$97,391	$94,945	2.6%
Operating expenses	26,930	25,843	4.2	26,930	25,843	4.2
Revenues less operating expenses	$73,400	$72,438	1.3%	$70,461	$69,102	2.0%

	GAAP Basis			Cash Basis
	Year Ended			Year Ended
	12/31/10	12/31/09	% Change	12/31/10	12/31/09	% Change
Revenue	$375,132	$373,127	0.5%	$366,781	$362,110	1.3%
Operating expenses	99,133	98,291	0.9	99,133	98,291	0.9
Revenue less operating expenses	$275,999	$274,836	0.4%	$267,648	$263,819	1.5%

	Three Months Ended			Year Ended
	12/31/10		12/31/09	12/31/10		12/31/09
Number of properties	134		134	129		129
Rentable square footage	9,875,434		9,875,434	9,426,729		9,426,729
Occupancy	93.8%		93.8%	94.6%		95.1%

See “Definitions and Other Information” section of this report starting on page 53.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Leasing Activity

Year Ended December 31, 2010

(Unaudited)

						TI’s/Lease
		Rentable			Rental	Commissions	Average
	Number	Square	Expiring	New	Rate	Per	Lease
	of Leases	Footage	Rates	Rates	Changes	Square Foot	Terms
Leasing Activity
Lease Expirations
Cash Basis	129	2,416,291	$27.18	–	–	–	–
GAAP Basis	129	2,416,291	$28.54	–	–	–	–

Renewed/Released Space Leased
Cash Basis	89	1,777,966	$28.84	$29.41	2.0%	$4.40	8.1 years
GAAP Basis	89	1,777,966	$30.54	$32.04	4.9%	$4.40	8.1 years

Developed/Redeveloped/ Vacant Space Leased
Cash Basis	53	966,273	–	$36.33	–	$8.10	9.7 years
GAAP Basis	53	966,273	–	$39.89	–	$8.10	9.7 years

Month-to-Month Leases in Effect
Cash Basis	5	22,526	$31.10	$31.34	–	–	–
GAAP Basis	5	22,526	$30.22	$31.34	–	–	–

Leasing Activity Summary
Excluding Month-to-Month Leases
Cash Basis	142	2,744,239	–	$31.84	–	$5.70	8.7 years
GAAP Basis	142	2,744,239	–	$34.80	–	$5.70	8.7 years

Including Month-to-Month Leases
Cash Basis	147	2,766,765	–	$31.84	–	–	–
GAAP Basis	147	2,766,765	–	$34.78	–	–	–

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Leasing Activity

Three Months Ended December 31, 2010

(Unaudited)

						TI’s/Lease
		Rentable			Rental	Commissions	Average
	Number	Square	Expiring	New	Rate	Per	Lease
	of Leases	Footage	Rates	Rates	Changes	Square Foot	Terms
Leasing Activity
Lease Expirations
Cash Basis	38	1,028,748	$25.42	–	–	–	–
GAAP Basis	38	1,028,748	$29.37	–	–	–	–

Renewed/Released Space Leased
Cash Basis	23	758,344	$27.26	$28.40	4.2%	$3.41	12.4 years
GAAP Basis	23	758,344	$33.20	$34.64	4.3%	$3.41	12.4 years

Developed/Redeveloped/ Vacant Space Leased
Cash Basis	17	315,891	–	$54.33	–	$7.63	13.0 years
GAAP Basis	17	315,891	–	$61.60	–	$7.63	13.0 years

Month-to-Month Leases in Effect
Cash Basis	5	22,526	$31.10	$31.34	–	–	–
GAAP Basis	5	22,526	$30.22	$31.34	–	–	–

Leasing Activity Summary
Excluding Month-to-Month Leases
Cash Basis	40	1,074,235	–	$36.03	–	$4.65	12.6 years
GAAP Basis	40	1,074,235	–	$42.57	–	$4.65	12.6 years

Including Month-to-Month Leases
Cash Basis	45	1,096,761	–	$35.93	–	–	–
GAAP Basis	45	1,096,761	–	$42.34	–	–	–

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Leasing Activity

 (Unaudited)

	Quarter		Year		Year Ended

	December 31, 2010		December 31, 2010		December 31, 2009		December 31, 2008		December 31, 2007
	GAAP	Cash	GAAP	Cash	GAAP	Cash	GAAP	Cash	GAAP	Cash

Lease Expirations
Rentable Square Footage	1,028,748	1,028,748	2,416,291	2,416,291	1,842,597	1,842,597	1,664,944	1,664,944	1,626,033	1,626,033
Expiring Rates	$29.37	$25.42	$28.54	$27.18	$30.70	$30.61	$25.52	$26.88	$26.97	$25.98

Renewed/Released Space
Leased Rentable Square Footage	758,344	758,344	1,777,966	1,777,966	1,188,184	1,188,184	1,254,285	1,254,285	895,894	895,894
New Rates	$34.64	$28.40	$32.04	$29.41	$27.72	$28.11	$29.34	$28.60	$31.48	$31.41
Expiring Rates	$33.20	$27.26	$30.54	$28.84	$26.78	$28.07	$25.51	$27.08	$28.66	$29.38
Rental Rate Changes	4.3%	4.2%	4.9%	2.0%	3.5%	0.1%	15.0%	5.6%	9.8%	6.9%
Average Lease Terms	12.4 years	12.4 years	8.1 years	8.1 years	3.3 years	3.3 years	4.3 years	4.3 years	4.0 years	4.0 years

Developed/Redeveloped/ Vacant Space Leased
Rentable Square Footage	315,891	315,891	966,273	966,273	676,163	676,163	906,859	906,859	686,856	686,856
New Rates	$61.60	$54.33	$39.89	$36.33	$36.00	$33.57	$37.64	$35.04	$33.68	$31.59
Average Lease Terms	13.0 years	13.0 years	9.7 years	9.7 years	6.6 years	6.6 years	7.2 years	7.2 years	6.5 years	6.5 years

Totals
Rentable Square Footage	1,074,235	1,074,235	2,744,239	2,744,239	1,864,347	1,864,347	2,161,144	2,161,144	1,582,750	1,582,750
New Rates	$42.57	$36.03	$34.80	$31.84	$30.73	$30.09	$32.82	$31.30	$32.44	$31.49
TI’s/Lease Commissions per Square Foot	$4.65	$4.65	$5.70	$5.70	$5.49	$5.49	$7.23	$7.23	$6.95	$6.95
Average Lease Terms	12.6 years	12.6 years	8.7 years	8.7 years	4.5 years	4.5 years	5.5 years	5.5 years	5.1 years	5.1 years

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Lease Expirations

December 31, 2010

(Unaudited)

Year of Lease Expiration	Number of Leases Expiring		Rentable Square Footage (“RSF”) of Expiring Leases		Percentage of Aggregate Total RSF	Annualized Base Rent of Expiring Leases (per RSF)
2011	91	(1)	1,776,897	(1)	13.3%	$30.33
2012	78		1,399,663		10.6	32.01
2013	77		1,306,609		9.9	29.09
2014	57		1,234,908		9.3	29.02
2015	47		1,020,681		7.7	30.92
2016	24		1,105,862		8.3	31.51
2017	18		800,687		6.0	34.46
2018	13		879,238		6.6	39.16
2019	7		399,250		3.0	35.98
2020	15		812,915		6.1	40.33

	2011 RSF of Expiring Leases							Annualized Base Rent of
Markets	Leased (2)	Negotiating/ Anticipating	Targeted for Redevelopment		Remaining Expiring Leases	Total		Expiring Leases (per RSF)
California – San Diego	411,011	26,895	–		112,455	550,361		$34.36
California – San Francisco Bay	42,324	–	32,074	(3)	195,440	269,838		33.30
Greater Boston	63,223	123,473	177,662	(4)	119,187	483,545		33.02
NYC/New Jersey/Suburban Philadelphia	–	1,191	–		38,478	39,669		18.19
Southeast	7,057	22,528	–		21,419	51,004		22.56
Suburban Washington, D.C.	–	128,269	–		24,289	152,558		21.76
Washington – Seattle	–	29,862	181,790	(5)	8,270	219,922		20.64
International	–	–	–		–	–		–
Total	523,615	332,218	391,526		519,538	1,766,897	(1)	$30.33
Percentage of expiring leases	30%	19%	22%		29%	100%

	2012 RSF of Expiring Leases					Annualized Base Rent
Markets	Leased (2)	Negotiating/ Anticipating	Targeted for Redevelopment	Remaining Expiring Leases	Total	of Expiring Leases (per RSF)
California – San Diego	–	2,665	–	213,804	216,469	$29.86
California – San Francisco Bay	–	32,116	–	110,460	142,576	27.48
Greater Boston	49,897	165,975	–	249,763	465,635	46.16
NYC/New Jersey/Suburban Philadelphia	–	–	–	–	–	–
Southeast	–	15,897	–	25,051	40,948	14.26
Suburban Washington, D.C.	–	88,381	35,031	236,444	359,856	21.82
Washington – Seattle	2,468	36,466	–	69,245	108,179	32.00
International	–	66,000	–	–	66,000	15.71
Total	52,365	407,500	35,031	904,767	1,399,663	$32.01
Percentage of expiring leases	4%	29%	2%	65%	100%

(1)          Excludes five month–to–month leases for approximately 23,000 rentable square feet.

(2)          Represents leases that have been either (a) executed subsequent to December 31, 2010 as a renewal/extension, or (b) leased to another tenant.

(3)          Represents single–tenancy space targeted for redevelopment into multi–tenancy laboratory space.

(4)          Represents office space targeted for redevelopment into single or multi–tenancy laboratory space.

(5)          Represents a 60,000 rentable square foot industrial building targeted for redevelopment into single or multi–tenancy laboratory space and a 121,790 rentable square foot office building targeted for redevelopment into multi–tenancy laboratory space.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

20 Largest Client Tenants

December 31, 2010

(Dollars in thousands)

(Unaudited)

							Approximate	Percentage of		Percentage	Investment Grade Entities (4)
			Remaining Lease				Aggregate	Aggregate		of Aggregate
		Number	Term in Years				Rentable	Total Square	Annualized	Annualized	Fitch	Moody’s	S&P	Education/
	Tenant	of Leases	(1)		(2)		Square Feet	Feet	Base Rent (3)	Base Rent	Rating	Rating	Rating	Research
1	Novartis AG	6	5.8		6.0		442,621	3.4%	$26,422	6.6%	AA	Aa2	AA-	–
2	Eli Lilly and Company	5	10.6		12.2		261,320	2.0	15,048	3.8	A+	A2	AA-	–
3	Roche Holding Ltd	5	6.8		7.0		387,813	2.9	14,834	3.7	AA-	A2	AA-	–
4	Biogen Idec Inc.	1	1.0	(5)	1.0	(5)	346,581	2.6	12,321	3.1	–	Baa3	BBB+	–
5	United States Government	8	3.9		4.2		374,675	2.8	11,032	2.8	AAA	Aaa	AAA	–
6	Bristol-Myers Squibb Company	3	7.0		7.4		250,454	1.9	10,008	2.5	A+	A2	A+	–
7	GlaxoSmithKline plc	4	7.9		8.0		199,318	1.5	9,919	2.5	A+	A1	A+	–
8	Massachusetts Institute of Technology	3	3.8		3.5		178,952	1.3	8,111	2.1	–	Aaa	AAA	✓
9	NYU-Neuroscience Translational Research Institute	2	16.2		16.2		79,788	0.6	7,224	1.8	–	Aa3	AA-	✓
10	Alnylam Pharmaceuticals, Inc. (6)	1	5.8		5.8		129,424	1.0	6,076	1.5	–	–	–	–
11	Theravance, Inc. (7)	2	7.4		7.9		170,244	1.3	5,913	1.5	–	–	–	–
12	Amylin Pharmaceuticals, Inc.	3	5.4		5.5		168,308	1.3	5,747	1.4	–	–	–	–
13	Gilead Sciences, Inc.	1	9.5		9.5		105,760	0.8	5,678	1.4	–	–	–	–
14	Pfizer Inc.	2	9.0		8.9		120,140	0.9	5,647	1.4	AA-	A1	AA	–
15	The Scripps Research Institute	2	5.9		5.9		96,500	0.7	5,193	1.3	–	–	–	✓
16	Forrester Research, Inc.	1	0.8	(8)	0.8	(8)	145,551	1.1	4,987	1.3	–	–	–	–
17	Dyax Corp.	1	1.2	(9)	1.2	(9)	67,373	0.5	4,361	1.1	–	–	–	–
18	Quest Diagnostics Incorporated	1	6.0		6.0		248,186	1.9	4,341	1.1	BBB+	Baa2	BBB+	–
19	Infinity Pharmaceuticals, Inc.	2	2.0		2.0		67,167	0.5	4,302	1.1	–	–	–	–
20	UMass Memorial Health Care, Inc.	6	5.2		4.7		189,722	1.4	3,939	1.0	–	–	–	✓
	Total/Weighted Average:	59	5.8		6.4		4,029,897	30.4%	$171,103	43.0%

(1)               Represents remaining lease term in years based on percentage of leased square feet.

(2)               Represents remaining lease term in years based on percentage of annualized base rent in effect as of December 31, 2010.

(3)               Annualized base rent means the annualized fixed base rental amount in effect as of December 31, 2010 (using rental revenue computed on a straight-line basis in accordance with GAAP).

(4)               Ratings obtained from each respective rating agency (Fitch Ratings, Moody’s Investors Service, and Standard & Poor’s, respectively).

(5)               In December 2010, we executed a 20-year campus lease for 346,581 rentable square feet with Illumina, Inc.

(6)               As of September 30, 2010, Novartis AG owned approximately 13% of the outstanding stock of Alnylam Pharmaceuticals, Inc.

(7)               As of November 29, 2010, GlaxoSmithKline plc owned approximately 19% of the outstanding stock of Theravance, Inc.

(8)               Office building is targeted for redevelopment into single or multi-tenancy laboratory space upon lease expiration.

(9)               Approximately 50,000 rentable square feet of the expiring rentable square footage has been leased to a multi-national pharmaceutical company.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Client Tenant Mix

December 31, 2010

(Unaudited)

	Multinational Pharmaceutical	Institutional: Independent Not-for-Profit/ Universities/Government
Client tenant mix by annualized base rent

• Abbott Laboratories

• Astellas Pharma Inc.

• AstraZeneca PLC

• Baxter International Inc.

• Bayer AG

• Bristol-Myers Squibb Company

• Eisai Co., Ltd.

• Eli Lilly and Company

• GlaxoSmithKline plc

• Johnson & Johnson

• Merck & Co., Inc.

• Novartis AG

• Pfizer Inc.

• Roche Holding Ltd

• Sanofi-Aventis

• Bill & Melinda Gates Foundation

• Duke University

• Environmental Protection Agency

• Fred Hutchinson Cancer Research Center

• Massachusetts Institute of Technology

• National Institutes of Health

• NYU-Neuroscience Translational Research Institute

• Sanford-Burham Medical Research Institute

• The Scripps Research Institute

• University of California, San Francisco

• University of Massachusetts

• UMass Memorial Health Care, Inc.

• University of Washington

	Biotechnology: Public & Private	Medical Device, Life Science Product, Service, and Biofuels

• Achaogen Inc.

• Alnylam Pharmaceuticals, Inc.

• Ambrx, Inc.

• Amgen Inc.

• Amylin Pharmaceuticals, Inc.

• Avila Therapeutics, Inc.

• Biogen Idec Inc.

• Celgene Corporation

• Fate Therapeutics, Inc.

• Gilead Sciences, Inc.

• Ikaria, Inc.

• Intellikine, Inc.

• Intercell USA, Inc.

• MacroGenics, Inc.

• NGM Biopharmaceuticals, Inc.

• Presidio Pharmaceuticals, Inc.

• Proteostasis Therapeutics, Inc.

• Theravance, Inc.

• Tolerx, Inc.

• Bio-Rad Laboratories, Inc.

• Becton, Dickinson and Company

• Canon U.S. Life Sciences, Inc.

• Laboratory Corporation of America Holdings

• Life Technologies Corporation

• Monsanto Company

• PerkinElmer, Inc.

• Qiagen N.V.

• Quest Diagnostics Incorporated

• Sapphire Energy, Inc.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Additions and Dispositions of Properties

Three Months Ended December 31, 2010

(Dollars in thousands)

(Unaudited)

	Acquisition	Month of	Rentable
Market/Property	Amount	Acquisition	Square Feet

Additions to Operating Properties:

San Diego – Sorrento Mesa
5871 Oberlin Drive	$9,251	November	35,510

San Diego – Sorrento Valley
3985 Sorrento Valley Boulevard	$17,500	November	60,545

San Diego – University Town Center
10300 Campus Point Drive	$113,500	December	373,070	(1)
5200 Research Place	128,000	October	346,581	(2)

Suburban Washington, D.C. – Gaithersburg
950 Wind River Lane	$14,100	December	50,000

	$282,351		865,706

	Disposition	Month of	Developable
Market/Land	Amount	Disposition	Square Feet

Dispositions:

San Francisco Bay – Mission Bay	$278,000	November	2,030,000

(1)          The acquisition of this property also included land supporting the future development of additional life science buildings aggregating approximately 244,000 rentable square feet.

(2)          The acquisition of this property also included land supporting the future development of additional life science buildings aggregating approximately 420,000 rentable square feet.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Real Estate
December 31, 2010

(Dollars in thousands, except per square foot data)

(Unaudited)

	Square Footage	Book Value	Cost per Square Foot

Rental properties	12,452,489	$4,546,769	$365
Less: accumulated depreciation		(616,007)
Rental properties, net		3,930,762

Land held for future development (1)	8,328,000	431,838	52

Construction in progress:
Active redevelopment	755,463	248,651	329
Active development	475,818	134,758	283
Preconstruction (2)	3,014,000	563,800	187
Projects in China	547,000	66,786	122
Projects in India	426,000	31,541	74
Construction in progress	5,218,281	1,045,536	200

Investment in unconsolidated real estate entity	428,000	36,678	86

Real estate, net	26,426,770	5,444,814	$206
Add: accumulated depreciation		616,007

Gross book value of real estate	26,426,770	$6,060,821

(1)               Amounts exclude 3.1 million developable square feet related to a parcel supporting the future ground-up development of approximately 442,000 rentable square feet in New York City related to an option under our ground lease, land parcels supporting ground-up development of 636,000 rentable square feet in Edinburgh, Scotland that we have a long-term right to purchase, and an option to increase our land use rights by up to approximately 2.0 million additional developable square feet in China.

(2)               The two largest projects included in preconstruction consist of our 1.9 million developable square feet at Alexandria Center™ at Kendall Square in East Cambridge, Massachusetts and our 410,000 developable square foot site for the second tower at Alexandria Center™ for Life Science – New York City.

Note:  See following page for a description of the major captions in the table.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Real Estate
December 31, 2010

(Unaudited)

Rental Properties, Net

Rental properties, net represents our operating properties aggregating 12.5 million rentable square feet. This asset base also includes non-laboratory space (office, warehouse, and industrial space) identified for future conversion into 1.5 million rentable square feet of life science laboratory space through redevelopment.

Land Held for Future Development

Our objective is to advance efforts to reduce the time to deliver projects to prospective tenants. Since all efforts have been advanced to appropriate stages and no further preconstruction activities are ongoing, interest, property taxes, insurance, and other costs related to these assets are expensed as incurred.

Active Redevelopment/Active Development Projects

A key component of our business model includes our value-added redevelopment and development programs. These programs are focused on providing high-quality, generic and reusable life science laboratory space to meet the real estate requirements of a wide range of clients in the life science industry. Upon completion, each value-added project is expected to generate significant revenues and cash flows. Our redevelopment and development projects are generally in locations that are highly desirable to life science entities which we believe results in higher occupancy levels, longer lease terms, and higher rental income and returns. Redevelopment projects consists of the permanent change in use of office, warehouse, and shell space into generic life science laboratory space, including the conversion of single tenancy space to multi-tenancy space or visa versa. Our incremental investment in redevelopment projects for the conversion of non-laboratory space to laboratory space generally range from $75 to $150 per square foot depending on the nature of the existing building improvements and laboratory design. Development projects consist of the ground-up development of generic and reusable life science laboratory facitilies. We anticipate execution of new active development projects for aboveground vertical construction of new laboratory space generally only with significant pre-leasing.

Preconstruction

Preconstruction activities include entitlements, permitting, design, site work, and other activities prior to commencement of vertical construction of aboveground shell and core improvements. Our objective also includes the advancement of preconstruction efforts to reduce the time to deliver projects to prospective tenants. The two largest projects included in preconstruction consist of our 1.9 million developable square feet at Alexandria Center™ at Kendall Square in East Cambridge, Massachusetts and our 410,000 developable square foot site for the second tower at Alexandria Center™ for Life Science — New York City.

Projects in China and India

Projects in China and India represents primarily development opportunities and projects focused on life science laboratory space for our current client tenants and other life science relationship entities. These projects focus on real estate investments with targeted returns on investment greater than returns expected in the United States.  As of December 31, 2010, our total investment in China and India was approximately $66.8 million and $31.5 million, respectively, representing an aggregate 1.0 million rentable square feet of value added opportunities.  During 2011, we expect to incur approximately $55-$65 million in construction costs in China and India.

Investment in Unconsolidated Real Estate Entity

Our investment in unconsolidated real estate entity represents our equity investment in a real estate entity that owns a land parcel supporting the ground-up development of approximately 428,000 rentable square feet in the Longwood Medical Area of Boston.

Capitalization Policy

We are required to capitalize interest and other direct project costs during the period an asset is undergoing activities to prepare it for its intended use. Capitalization of interest and other direct project costs cease after a project is substantially complete and ready for its intended use.  Additionally, should activities necessary to prepare an asset for its intended use cease, interest, taxes, insurance, and certain other direct project costs related to these assets would be expensed as incurred.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Value-Added Projects
December 31, 2010

(Unaudited)

The following table summarizes the components of our total value-added square footage as of December 31, 2010:

	Square Footage
	Construction in Progress (“CIP”)					Investment in
Markets	Active Redevelopment	Active Development	Pre- construction	Real Estate in Asia	Total CIP	Unconsolidated Real Estate Entity	Land Held for Future Development		Future Redevelopment	Total Value- Added Square Footage

California – San Diego	419,722	123,430	140,000	–	683,152	–	921,000		137,000	1,741,152

California – San Francisco Bay/Mission Bay	–	93,388	–	–	93,388	–	290,000		–	383,388

California – San Francisco Bay/So. San Francisco	–	162,000	144,000	–	306,000	–	1,051,000		45,000	1,402,000

Greater Boston	210,660	–	1,927,000	–	2,137,660	428,000	225,000		512,000	3,302,660

New York City	–	–	410,000	–	410,000	–	–		–	410,000

Suburban Washington, D.C.	95,081	–	–	–	95,081	–	1,035,000		462,000	1,592,081

Washington – Seattle	–	–	393,000	–	393,000	–	898,000		135,000	1,426,000

International	–	–	–	973,000	973,000	–	3,277,000	(1)	–	4,250,000

Other	30,000	97,000	–	–	127,000	–	631,000		226,000	984,000

Total	755,463	475,818	3,014,000	973,000	5,218,281	428,000	8,328,000		1,517,000	15,491,281	(2)

(1)                    Represents 827,000 and 2.4 million developable square feet in Canada and India, respectively.

(2)                    Amounts exclude 3.1 million developable square feet related to a parcel supporting the future ground-up development of approximately 442,000 rentable square feet in New York City related to an option under our ground lease, land parcels supporting ground-up development of 636,000 rentable square feet in Edinburgh, Scotland that we have a long-term right to purchase, and an option to increase our land use rights by up to approximately 2.0 million additional developable square feet in China.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Value-Added Projects – Redevelopment
December 31, 2010

(continued)

(Unaudited)

The following table summarizes our properties undergoing redevelopment:

				Redevelopment
	Total	Placed in	Estimated		Percentage (2)
Market/Property	Property RSF (1)	Redevelop- ment	In-Service Dates	RSF	Leased	Negotiating/ Committed	Mktg	Status

San Diego – Sorrento Mesa
6275 Nancy Ridge Drive	47,347	2011	2012	47,347	–	–	100%	Design

San Diego – Torrey Pines
11119 North Torrey Pines Road	81,816	2010	2012	81,816	–	–	100%	Design/Permitting
3530 John Hopkins Court	34,723	2010	2012	34,723	–	–	100%	Design/Permitting
3350 John Hopkins Court	55,200	2010	2012	55,200	–	–	100%	Design/Permitting

San Diego – University Town Center
10300 Campus Point Drive	373,070	2011	2012/2013	200,636	44%	–	56%	Design/Construction

Greater Boston – Cambridge/Inner Sub.
215 First Street (3)	366,669	(4)	2011	33,001	–	–	100%	Construction
400 Technology Square (3)	194,776	2009	2012	17,114	–	–	100%	Design
500 Arsenal Street	92,500	2010	2012	47,500	–	100%	–	Design

Greater Boston – Rte 495/Worcester
20 Walkup Drive	113,045	(5)	2011	113,045	–	–	100%	Construction

Southeast – Research Triangle Park
6101 Quadrangle Drive	30,000	2010	2012	30,000	–	–	100%	Design

Sub. Washington, D.C. – Rockville
15010 Broschart Road	38,203	2010	2012	17,870	61%	–	39%	Construction
9800 Medical Center Drive	225,096	2009	2012	77,211	–	100%	–	Design/Permitting
	1,652,445			755,463	13%	16%	71%

(1)                      The operating portion of the properties aggregating 896,982 rentable square feet, including vacancy aggregating approximately 31,000 rentable square feet, is included in rental properties, net and occupancy statistics for our operating properties.  See Summary of Properties on page 23.

(2)                      The leased percentages represent the percentages of redevelopment rentable square feet and exclude both the occupied and vacant rentable square feet related to the operating portion of each building.

(3)                      Represents redevelopment projects with projected total investment greater than the average total investment for our redevelopment project. The higher total investment is primarily due to the contiguousness of a project to Alexandria Center™ at Kendall Square (part of the assemblage) as well as another mid-rise building and its structure.

(4)                      Represents historical office building acquired with parcel included in overall Alexandria Center™ at Kendall Square.  Remaining rentable square feet undergoing conversion from office space to laboratory space.

(5)                      Represents a former single-tenant building undergoing redevelopment. Although the building may accommodate multi-tenancy, we are projecting single-tenancy for this project.

As of December 31, 2010, our estimated cost to complete was approximately $145 per rentable square foot, or $110 million in aggregate, for the 755,463 rentable square feet undergoing a permanent change in use to life science laboratory space through redevelopment.  Our final costs for these projects will ultimately depend on many factors, including construction and infrastructure requirements for each tenant, final lease negotiations, and the amount of costs funded by each tenant.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Value-Added Projects – Development
December 31, 2010

(continued)

(Unaudited)

The following table summarizes our properties undergoing ground-up development:

				Operating		Development
		Estimated Project	Rentable	Leased/ Occupied		Total	Leased		Negotiating/ Committed		Marketing
Market/Property	Building Description	Completion Date	Square Feet	RSF	%	RSF	RSF	%	RSF	%	RSF	%	Leasing Status

San Diego – University Town Center
5200 Research Place	Single Tenant Bldg.	2013	123,430	–	–	123,430	123,430	100%	–	–	–	–	100% Leased to Illumina, Inc.

San Francisco Bay – Mission Bay
1500 Owens Street	Multi-tenant Bldg. with 3% Retail	2011	158,267	123,683	78%	34,584	–	–	34,584	22%	–	–	Under Negotiation with UCSF
455 Mission Bay Boulevard	Multi-tenant Bldg. with 4% Retail	2011	210,000	151,196	72%	58,804	10,973	5%	31,207	15%	16,624	8%	Under Negotiation/Marketing

San Francisco Bay – South SF
400/450 East Jamie Court	Two Bldgs., Single or Multi-tenant	2011	162,000	–	–	162,000	–	–	40,253	25%	121,747	75%	Under Negotiation/Marketing

Southeast – Research Triangle Park
7 Triangle Drive	Single Tenant Bldg.	2012	97,000	–	–	97,000	97,000	100%	–	–	–	–	100% Leased to Medicago Inc.

Total Properties Undergoing Ground-Up Development			750,697	274,879	37%	475,818	231,403	31%	106,044	14%	138,371	18%

As of December 31, 2010, our estimated cost to complete was approximately $146 per rentable square foot, or $70 million in aggregate for the 475,818 rentable square feet undergoing ground-up development.  Our final costs for these projects will ultimately depend on many factors, including construction and infrastructure requirements for each tenant, final lease negotiations, and the amount of costs funded by each tenant.  Future ground-up development projects will likely require significant pre-leasing from quality and/or creditworthy entities.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Value-Added Projects

Rendering of Alexandria CenterTM at Kendall Square, East Cambridge Massachusetts
December 31, 2010

(continued)

Buildings in the white outline below represent renderings of five future ground-up life science laboratory developments aggregating 1.9 million rentable square feet.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Value-Added Projects

Site Plan of Alexandria CenterTM for Life Science – New York City

December 31, 2010

(continued)

During the fourth quarter of 2010, we completed the ground-up development of the east tower at Alexandria CenterTM for Life Science – New York City (“ACNYC”) aggregating approximately 308,000 rentable square feet. Occupancy of this tower was 92% and it was 96% leased as of December 31, 2010.  The ACNYC campus also includes 410,000 developable square feet, site of the future west tower, as well as a parcel supporting the future ground-up development of approximately 442,000 rentable square feet on the north end of the campus.

ALEXANDRIA REAL ESTATE EQUITIES, INC. Value-Added Projects Map and Rendering of Mission Bay, San Francisco, California December 31, 2010 (continued)

The Alexandria CenterTM for Science and Technology at Mission Bay will consist of up to five high-quality facilities aggregating approximately 816,000 rentable square feet.  We have three buildings aggregating approximately 526,000 leased to Merck & Co., Inc., Pfizer Inc., Bayer AG, and UCSF as well as other top tier life science companies.

MISSION BAY
280
PIER 52
PIER 54
MISSION BAY BLVD NORTH
MISSION BAY BLVD SOUTH
SIXTH ST
FOURTH ST
UCSF SHUTTLE
LIGHT RAIL
OWENS ST
EL DORADO ST
SIXTEENTH ST
THIRD ST
ILLINOIS ST
CONNECTICUT ST
MISSOURI ST
MISSISSIPPI ST
SEVENTEENTH ST
TEXAS ST
PENNSYLVAN
MARIPOSA ST
1000
LEGEND
UCSF Research Campus – 2.5 million SF
UCSF Hospital Campus – 1.5 million SF
Current Alexandria Buildings – 526,000 SF
Future Alexandria Buildings – 290,000 SF
Alexandria Parking

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Capital Expenditures

(Unaudited)

	Five-Year	Year Ended December 31,
	Average	2010	2009	2008	2007	2006

Capital expenditures (2):

Major capital expenditures	$653,000	$379,000	$529,000	$405,000	$1,379,000	$575,000

Recurring capital expenditures	$920,000	$953,000	$1,405,000	$955,000	$648,000	$639,000

Square feet in asset base	11,396,107	12,202,231	11,740,993	11,770,769	11,476,217	9,790,326

Per square foot:

Major capital expenditures	$0.06	$0.03	$0.05	$0.03	$0.12	$0.06

Recurring capital expenditures	$0.08	$0.08	$0.12	$0.08	$0.06	$0.07

Tenant improvements and leasing costs:

Re-tenanted space (3)

Tenant improvements and leasing costs	$2,174,000	$3,097,000	$1,475,000	$3,481,000	$1,446,000	$1,370,000

Re-tenanted square feet	393,914	778,547	211,638	505,773	224,767	248,846

Per square foot	$5.52	$3.98	$6.97	$6.88	$6.43	$5.51

Renewal space

Tenant improvements and leasing costs	$2,431,000	$3,628,000	$3,263,000	$2,364,000	$1,942,000	$957,000

Renewal square feet	770,317	999,419	976,546	748,512	671,127	455,980

Per square foot	$3.16	$3.63	$3.34	$3.16	$2.89	$2.10

The table above shows the average per square foot property-related capital expenditures, tenant improvements, and leasing costs (excluding capital expenditures and tenant improvements that are recoverable from tenants, revenue-enhancing, or related to properties that have undergone redevelopment).

(1)          Property-related capital expenditures include all major capital and recurring capital expenditures except capital expenditures that are recoverable from tenants, revenue-enhancing capital expenditures, or costs related to the redevelopment of a property.  Major capital expenditures consist of roof replacements and heavy-duty heating, ventilation, and air conditioning systems that are typically identified and considered at the time a property is acquired.

(2)          Excludes space that has undergone redevelopment before re-tenanting.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Definitions and Other Information

December 31, 2010

(Unaudited)

This section contains additional information for sections throughout this supplemental information package as well as explanations of certain non-GAAP financial measures in sections of this document and the reasons why management believes these measures provide useful information to investors about our financial condition, results of operations, or liquidity.  Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Adjusted EBITDA and Adjusted EBITDA Margin

EBITDA represents earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP financial measure, and is used as a supplemental measure of operating performance.  Adjusted EBITDA is calculated as EBITDA excluding impairments, gains or losses from sales of real estate, gains or losses on early extinguishment of debt, and net stock compensation expenses.  We use EBITDA and Adjusted EBITDA as a supplemental measure of our operating performance.  We consider Adjusted EBITDA to provide investors relevant and useful information because it permits investors to view income from our operations on an unleveraged basis before the effects of taxes, non-cash depreciation and amortization, impairments, gains or losses from sales of real estate, gains or losses on early extinguishment of debt, and net stock compensation expenses.  By excluding interest expense, EBITDA and Adjusted EBITDA allow investors to measure our operating performance independent of our capital structure and indebtedness and, therefore, allow for a more meaningful comparison of our operating performance to that of other companies, both in the real estate industry and in other industries.  We believe investors should consider EBITDA and Adjusted EBITDA, in conjunction with net income (the primary measure of our performance) and the other required United States generally accepted accounting principles (“GAAP”) measures of our performance, to improve their understanding of our operating results, and to make more meaningful comparisons of our performance between periods and against other companies.  EBITDA and Adjusted EBITDA have limitations as analytical tools and should be used in conjunction with our required GAAP presentations. EBITDA and Adjusted EBITDA do not reflect our historical cash expenditures or future cash requirements for capital expenditures or contractual commitments.  While EBITDA and Adjusted EBITDA are relevant and widely used measures of operating performance, it does not represent net income or cash flow from operations as defined by GAAP, and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity.  Further, our computation of EBITDA and Adjusted EBITDA may not be comparable to similar measures reported by other companies.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Definitions and Other Information

December 31, 2010

(Unaudited)

Adjusted EBITDA and Adjusted EBITDA Margin (continued)

The following table reconciles net income (loss) to EBITDA and Adjusted EBITDA (dollars in thousands):

	Year Ended		Three Months Ended
	12/31/10	12/31/09	12/31/10	9/30/10	6/30/10	3/31/10	12/31/09
Net income (loss) (1)	$139,022	$141,648	$92,000	$30,461	$(12,224)	$28,785	$29,905
Interest expense (2)	69,642	82,273	17,191	16,111	18,778	17,562	19,452
Depreciation and amortization (2)	126,640	118,508	34,551	32,009	30,342	29,738	29,004
EBITDA	335,304	342,429	143,742	78,581	36,896	76,085	78,361
Stock compensation expense	10,816	14,051	2,767	2,660	2,658	2,731	3,194
Gain on sales of property	(59,466)	(2,627)	(59,442)	–	–	(24)	(393)
Loss (gain) on early extinguishment of debt	45,168	(11,254)	2,372	1,300	41,496	–	–
Adjusted EBITDA	$331,822	$342,599	$89,439	$82,541	$81,050	$78,792	$81,162

Total revenues	$487,303	$483,172	$132,171	$121,629	$117,010	$116,493	$115,060
Adjusted EBITDA margin	68%	71%	68%	68%	69%	68%	71%

(1)     See “Significant Events Impacting Comparability” under “Definitions and Other Information” section of this report starting on page 53.

(2)     Includes interest expense, depreciation, and amortization classified in discontinued operations related to assets “held for sale” (for the periods prior to when such assets were designated as “held for sale”).

Adjusted Funds from Operations

Adjusted Funds from Operations (“AFFO”) is a non-GAAP financial measure we believe is a useful supplemental measure of our performance.  We compute AFFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders by adding to or deducting from FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders (i) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, (ii) second generation tenant improvements and leasing costs on re-tenanted and renewal space (excludes redevelopment expenditures), (iii) capitalized income from development projects, (iv) gains or losses on early extinguishment of debt, (v) amortization of loan fees, debt premiums/discounts and acquired above and below market leases, (vi) effects of deferred rent/straight-line rent and deferred rent/straight-line rent on ground leases, (vii) non-cash compensation expense related to restricted stock awards, and (viii) other non-cash income or charges, including impairment charges.  AFFO is not intended to represent cash flow for the period, and is only intended to provide an additional measure of performance by adjusting the effect of certain items noted above included in FFO, as well as recurring capital expenditures and leasing costs.  We believe that net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders is the most directly comparable GAAP financial measure to AFFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders.  We also believe that AFFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders provides useful performance information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs.  However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Definitions and Other Information (continued)

December 31, 2010

(Unaudited)

Annualized Base Rent

Annualized base rent means the annualized fixed base rental amount in effect as of December 31, 2010 related to our operating rentable square feet (using rental revenue computed on a straight-line basis in accordance with GAAP).

Capitalized Interest

A key component of our business model is our value-added redevelopment and development programs.  These programs are focused on providing high-quality generic life science laboratory space to meet the real estate requirements of and are reusable by various life science industry tenants.  Upon completion, each value-added project is expected to generate significant revenues and cash flows.  Our redevelopment and development projects are generally in locations that are highly desirable to life science entities which we believe results in higher occupancy levels, longer lease terms, and higher rental income and returns.  Redevelopment projects consist of the permanent change in use of office, warehouse, and shell space into generic life science laboratory space, including the conversion of single-tenancy space to multi-tenancy space or multi-tenancy space to single-tenancy space. Development projects consist of the ground-up development of generic life science laboratory facilities. We also have certain significant value-added projects undergoing important and substantial preconstruction activities to bring these assets to their intended use. These critical activities add significant value and are required for the construction of buildings. The projects will provide high-quality facilities for the life science industry and will generate significant revenue and cash flows for the Company.  We are required to capitalize construction, redevelopment, and development costs, including preconstruction costs, interest, property taxes, insurance, and other costs directly related and essential to the project while activities are ongoing to prepare an asset for its intended use.  Capitalized interest for the three months ended December 31, 2010 was approximately $14.6 million. The average interest rate for the three months ended December 31, 2010 required for the purpose of calculating capitalization of interest was approximately 4.67%, assuming conversion of our 8% unsecured convertible notes.  Capitalized interest assumes conversion of our 8% unsecured convertible notes for all periods.

Dividend Payout Ratio

Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (shares of common stock outstanding on the respective record date multiplied by the related dividend per share) to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders on a diluted basis.  The dividend payout ratios for the three months ended December 31, 2010, September 30, 2010 and June 30, 2010 are based upon FFO attributable to Alexandria Real Estate Equities, Inc’s common stockholders on a diluted basis, excluding the losses on early extinguishment of debt.  The dividend payout ratios for the three months ended December 31, 2010, September 30, 2010, and June 30, 2010 including the losses on early extinguishment of debt were 43%, 36%, and 178%, respectively.

Dividend Yield

Dividend yield for the quarter represents the annualized quarter dividend divided by the closing common stock price at the end of the quarter.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Definitions and Other Information (continued)

December 31, 2010

(Unaudited)

Earnings (Loss) per Share

We use income (loss) from continuing operations attributable to Alexandria Real Estate Equities, Inc.’s common stockholders as the “control number” in determining whether potential common shares, including potential common shares issuable upon conversion of our 8% unsecured convertible notes, are dilutive or antidilutive to earnings (loss) per share.  Pursuant to the presentation and disclosure literature on gains/losses on sales or disposals by REITs and earnings per share required by the SEC and the Financial Accounting Standards Board, gains or losses on sales or disposals by a REIT that do not qualify as discontinued operations are classified below income from discontinued operations in the income statement and included in the numerator for the computation of earnings per share for income from continuing operations.  The land parcels we sold during the fourth quarter of 2010 did not meet the criteria for discontinued operations since the parcels did not have any significant operations prior to disposition.  Accordingly, for the three months and year ended December 31, 2010, we classified the $59.4 million gain on sales of land parcels below income (loss) from discontinued operations, net in the consolidated income statements, and included the gain in income (loss) from continuing operations attributable to Alexandria Real Estate Equities, Inc.’s common stockholders, the “control number,” or numerator for the computation of earnings per share.

We account for unvested restricted stock awards which contain nonforfeitable rights to dividends as participating securities and include these securities in the computation of earnings (loss) per share using the two-class method.  Under the two-class method, we allocate net income after preferred stock dividends and amounts attributable to noncontrolling interests to common stockholders and unvested restricted stock awards based on their respective participation rights to dividends declared (or accumulated) and undistributed earnings.  Diluted earnings (loss) per share is computed using the weighted average shares of common stock outstanding determined for the basic earnings (loss) per share computation plus the effect of any dilutive securities, including the dilutive effect of stock options using the treasury stock method.  For all periods except for the three months ended June 30, 2010, the effect of stock options using the treasury stock method was dilutive to income (loss) from continuing operations per share and as such, was included in the computation of diluted earnings (loss) per share.

We applied the if-converted method of accounting for our 8% unsecured senior convertible notes (“8% Unsecured Convertible Notes”).  In applying the if-converted method of accounting, conversion is assumed for purposes of calculating diluted earnings per share if the effect would be dilutive to earnings per share.  If the assumed conversion pursuant to the if-converted method is dilutive, diluted earnings per share would be calculated by adding back interest charges applicable to our 8% Unsecured Convertible Notes to the numerator and our 8% Unsecured Convertible Notes would be assumed to have been converted at the beginning of the period presented (or from the date of issuance, if occurring on a date later than the date that the period begins) and the resulting incremental shares associated with the assumed conversion would be included in the denominator.  Furthermore, we assume that our 8% Unsecured Convertible Notes are converted for the period prior to any retirement or actual conversion if the effect of such assumed retirement or conversion would be dilutive, and any shares of common stock issued upon actual conversion are included in the denominator for the period after the date of retirement or conversion.  For all periods except the three months ended December 31, 2010, potential common shares issuable upon conversion of our 8% unsecured convertible notes were antidilutive to income (loss) from continuing operations per share and as such, was excluded from the computation of diluted earnings (loss) per share.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Definitions and Other Information (continued)

December 31, 2010

(Unaudited)

Earnings (Loss) per Share (continued)

The table below is a reconciliation of the numerators and denominators of the basic and diluted per share computations for income (loss) from continuing operations (dollars in thousands, except per share data):

	Year Ended (1)		Three Months Ended (1)
Numerator	12/31/10	12/31/09	12/31/10	9/30/10	6/30/10	3/31/10	12/31/09
Income (loss) from continuing operations	$79,286	$135,822	$32,745	$30,513	$(12,164)	$28,192	$28,732
Gain on sales of land parcels	59,442	–	59,442	–	–	–	–
Net income attributable to noncontrolling interests	(3,729)	(7,047)	(944)	(920)	(930)	(935)	(924)
Income from continuing operations attributable to Alexandria Real Estate Equities, Inc.	134,999	128,775	91,243	29,593	$(13,094)	$27,257	$27,808
Dividends on preferred stock	(28,357)	(28,357)	(7,089)	(7,089)	(7,090)	(7,089)	(7,089)
Income from continuing operations attributable to unvested restricted stock awards	(993)	(1,201)	(728)	(217)	(149)	(212)	(229)
Income (loss) from continuing operations attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – numerator for basic earnings (loss) per share	105,649	99,217	83,426	22,287	(20,333)	19,956	20,490

Effect of dilutive securities and assumed conversion:
Assumed conversion of 8% unsecured convertible notes	–	–	2	–	–	–	–
Amounts attributable to unvested restricted stock awards	–	–	1	–	–	–	–
Income (loss) from continuing operations attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – numerator for diluted earnings (loss) per share	$105,649	$99,217	$83,429	$22,287	$(20,333)	$19,956	$20,490

Denominator
Weighted average shares of common stock outstanding – denominator for basic earnings (loss) per share	48,375,474	38,586,909	54,865,654	49,807,241	44,870,142	43,821,765	43,715,462
Effect of dilutive securities and assumed conversion:
Dilutive effect of stock options	29,566	13,160	21,709	23,098	–	35,748	34,839
Assumed conversion of 8% unsecured convertible notes	–	–	6,047	–	–	–	–
Weighted average shares of common stock outstanding – denominator for diluted earnings (loss) per share	48,405,040	38,600,069	54,893,410	49,830,339	44,870,142	43,857,513	43,750,301
Income (loss) from continuing operations per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders
Basic	$2.18	$2.57	$1.52	$0.45	$(0.45)	$0.46	$0.47
Diluted	$2.18	$2.57	$1.52	$0.45	$(0.45)	$0.46	$0.46

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Definitions and Other Information (continued)

December 31, 2010

(Unaudited)

EBITDA

See Adjusted EBITDA.

Funds from Operations

GAAP basis accounting for real estate assets utilizes historical cost accounting and assumes real estate values diminish over time.  In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Board of Governors of NAREIT established the measurement tool of Funds from Operations (“FFO”).  Since its introduction, FFO has become a widely used non-GAAP financial measure among real estate investment trusts (“REITs”).  We believe that FFO is helpful to investors as an additional measure of the performance of an equity REIT.  We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its April 2002 White Paper (the “White Paper”) and related implementation guidance, which may differ from the methodology for calculating FFO utilized by other equity REITs, and, accordingly, may not be comparable to such other REITs.  The White Paper defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.

FFO per Share

FFO per share (diluted) is computed using the weighted average shares of common stock outstanding determined for the basic FFO per share computation plus the effect of any dilutive securities, including the dilutive effect of stock options using the treasury stock method.  Additionally, we applied the if-converted method for our 8% Unsecured Convertible Notes for FFO per share separately from the if-converted analysis for earnings (loss) per share.  In applying the if-converted method, conversion is assumed for purposes of calculating FFO per share (diluted) if the effect would be dilutive to FFO per share.  If the assumed conversion pursuant to the if-converted method is dilutive, FFO per share (diluted) would be calculated by adding back interest charges applicable to our 8% Unsecured Convertible Notes to the numerator and our 8% Unsecured Convertible Notes would be assumed to have been converted at the beginning of the period presented (or from the date of issuance, if occurring on a date later than the date that the period begins) and the resulting incremental shares associated with the assumed conversion would be included in the denominator.  Furthermore, we assume that our 8% Unsecured Convertible Notes are converted for the period prior to any retirement or actual conversion if the effect of such assumed retirement or conversion would be dilutive, and any shares of common stock issued upon actual retirement or conversion are included in the denominator for the period after the date of retirement or conversion.  For purposes of calculating FFO per share (diluted), the if-converted method was dilutive to FFO per share (diluted) for all periods presented in which the notes were outstanding except for the three months ended June 30, 2010.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Definitions and Other Information (continued)

December 31, 2010

(Unaudited)

Gross Assets (Excluding Cash and Restricted Cash)

Gross assets (excluding cash and restricted cash) is equal to total assets plus accumulated depreciation, less cash, cash equivalents, and restricted cash.

Net Debt

Net debt is equal to the sum of secured notes payable, unsecured line of credit, unsecured term loan, and unsecured convertible notes, less cash, cash equivalents, and restricted cash.

Same Property Comparisons

The summary of same property comparisons represents operating data for all properties that were fully operating for the entire periods presented for the quarter periods (the “Fourth Quarter Same Properties”) and for the full year periods (the “2010 Same Properties”).  Properties undergoing redevelopment are excluded from same property results.

Revenue less operating expenses computed in accordance with GAAP is total revenue associated with the Fourth Quarter Same Properties and 2010 Same Properties, as applicable (excluding lease termination fees, if any), less property operating expenses.  Under GAAP, rental revenue is recognized on a straight-line basis over the respective lease terms.  Revenue less operating expenses on a cash basis is total revenue associated with the Fourth Quarter Same Properties and 2010 Same Properties (excluding lease termination fees, if any), less property operating expenses, adjusted to exclude the effect of straight-line rent adjustments required by GAAP.  Straight-line rent adjustments for the three months ended December 31, 2010 and 2009 for the Fourth Quarter Same Properties were $2,939,000 and $3,336,000, respectively.  Straight-line rent adjustments for the year ended December 31, 2010 and 2009 for the 2010 Same Properties were $8,351,000 and $11,017,000, respectively.  We believe that revenue less operating expenses on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent adjustments to rental revenue.

Same property results for the year ended December 31, 2009 excludes approximately $18.5 million of additional rental income in the first quarter of 2009 in connection with a modification of a lease for one property in the South San Francisco market.  The lease with the prior tenant was terminated in order to deliver this building to Roche Holding Ltd under a ten-year lease and this $18.5 million consideration was part of our overall returns for this property.  Our same property results for the year ended December 31, 2010 assuming additional rental income from the prior lease was amortized over the lease term with Roche Holding Ltd would have been the same as reported on GAAP and cash basis.

Fees received from tenants in connection with termination of their leases, if any, are excluded from revenue in the Summary of Same Property Comparisons. As of December 31, 2010, approximately 96% of our leases (on a rentable square footage basis) were triple net leases, requiring tenants to pay substantially all real estate taxes, insurance, utilities, common area, and other operating expenses (including increases thereto) in addition to base rent.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Definitions and Other Information (continued)

December 31, 2010

(Unaudited)

Significant Events Impacting Comparability

During the fourth quarter of 2010, we completed sales of land parcels in Mission Bay, San Francisco for an aggregate sales price of $278 million at a gain of approximately $59.4 million and we recognized a loss on early extinguishment of debt of approximately $2.4 million related to the repurchase, in privately negotiated transactions, of approximately $82.8 million of our 3.7% unsecured convertible notes.  During the third quarter of 2010, we recognized a loss on early extinguishment of debt of approximately $1.3 million related to the repurchase, in a privately negotiated transaction, of approximately $7 million of our 8% unsecured convertible notes.  During the second quarter of 2010, we recognized a loss on early extinguishment of debt of approximately $41.5 million upon completion of an exchange of our 8% unsecured convertible notes.  During the second quarter of 2009, we recognized additional income approximating $7.2 million for a cash receipt related to real estate acquired in November 2007.  Additionally during the second quarter of 2009, we recognized a gain on early extinguishment of debt of approximately $11.3 million related to the repurchase, in privately negotiated transactions, of approximately $75 million of our 3.7% unsecured convertible notes.  During the first quarter of 2009, we recognized approximately $18.5 million of additional rental income related to the modification of a lease in South San Francisco.

The items described in the preceding paragraph are shown in the following table in each applicable period (in thousands):

	Year Ended		Three Months Ended
	12/31/10	12/31/09	12/31/10	9/30/10	6/30/10	3/31/10	12/31/09
Significant events impacting total revenues
Cash receipt related to real estate acquired in November 2007	$–	$7,242	$–	$–	$–	$–	$–
Additional rental income related to modification of lease	–	18,509	–	–	–	–	–
	$–	$25,751	$–	$–	$–	$–	$–

Significant events impacting net income (loss)
Cash receipt related to real estate acquired in November 2007	$–	7,242	$–	$–	$–	$–	$–
Additional rental income related to modification of lease	–	18,509	–	–	–	–	–
(Loss) gain on early extinguishment of debt	(45,168)	11,254	(2,372)	(1,300)	(41,496)	–	–
Gain on sales of property	59,466	2,627	59,442	–	–	24	393
	$14,298	$39,632	$57,070	$(1,300)	$(41,496)	$24	$393

Significant events impacting FFO
Cash receipt related to real estate acquired in November 2007	$–	$7,242	$–	$–	$–	$–	$–
Additional rental income related to modification of lease	–	18,509	–	–	–	–	–
(Loss) gain on early extinguishment of debt	(45,168)	11,254	(2,372)	(1,300)	(41,496)	–	–
	$(45,168)	$37,005	$(2,372)	$(1,300)	$(41,496)	$–	$–

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Definitions and Other Information (continued)

December 31, 2010

(Unaudited)

Tangible Non-Real Estate Assets

Tangible non-real estate assets include the following as of each date presented (in thousands):

	12/31/10	9/30/10	6/30/10	3/31/10	12/31/09
Cash and cash equivalents	$91,232	$110,811	$73,254	$70,980	$70,628
Restricted cash	28,354	35,295	37,660	35,832	47,291
Tenant receivables	5,492	4,929	3,059	2,710	3,902
Investments	83,899	80,941	77,088	76,918	72,882
Other tangible non-real estate assets	31,896	40,283	27,312	35,808	32,737
Total tangible non-real estate assets	$240,873	$272,259	$218,373	$222,248	$227,440

Total Market Capitalization

Total market capitalization is equal to the sum of outstanding shares of series C preferred stock and common stock multiplied by the related closing price at the end of each period presented, the liquidation value of the series D cumulative convertible preferred stock, and total debt (secured notes payable, unsecured line of credit, unsecured term loan, and unsecured convertible notes).

Weighted Average Interest Rate for Capitalization

The weighted average interest rate for calculating capitalization of interest required pursuant to GAAP represents a weighted average rate based on the rates applicable to borrowings outstanding during the period and includes the impact of our interest rate hedge agreements, amortization of debt discounts/premiums, and amortization of loan fees.  A separate calculation is performed each month to determine our weighted average interest rate for capitalization for the month.  The rate will vary each month due to changes in variable interest rates, the outstanding debt balances, the proportion of variable rate debt to fixed rate debt, the amount and terms of effective interest rate hedge agreements, and the amount of loan fee amortization.  The increase in the weighted average interest rate for calculating capitalization of interest from 4.59% for the three months ended September 30, 2010 to 4.67% for the three months ended December 31, 2010 was primarily due to a lower proportion of variable LIBOR-based debt outstanding relative to total outstanding debt during the three months ended December 31, 2010.  Unhedged LIBOR-based debt outstanding under our credit facility had a weighted average interest rate of 1.3% and hedged variable rate debt and fixed rate debt had a weighted average interest rate of 5.8% as of December 31, 2010.  The weighted average interest rate for capitalization shown on page 21 represents the average rates for each reporting period.  This average rate for each reporting period is different than the interest rate in effect as of the balance sheet date for each quarter end (i.e. one point in time as opposed to an average over three months during the quarter) shown on page 31.  Additionally, the weighted average interest rate for capitalization shown on page 21 includes amortization of loan fees and assumes the conversion of our 8% unsecured convertible notes for all periods.